      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 27, 1999


                                                      REGISTRATION NO. 333-74671

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               MASSACHUSETTS RRB
                          SPECIAL PURPOSE TRUST BEC-1

                             (ISSUER OF SECURITIES)


                                BEC FUNDING LLC
                   (DEPOSITOR OF THE TRUST DESCRIBED HEREIN)

    (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CERTIFICATE OF FORMATION)


                         DELAWARE                                                    04-3454484
               (STATE OR OTHER JURISDICTION                                       (I.R.S. EMPLOYER
             OF INCORPORATION OR ORGANIZATION)                                   IDENTIFICATION NO.)

                                BEC FUNDING LLC
                        800 BOYLSTON STREET, 35TH FLOOR
                          BOSTON, MASSACHUSETTS 02199
                           TELEPHONE: (617) 369-6000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             ROBERT J. WEAFER, JR.
                                BEC FUNDING LLC
                        800 BOYLSTON STREET, 35TH FLOOR
                          BOSTON, MASSACHUSETTS 02199
                           TELEPHONE: (617) 369-6000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

        HEMMIE CHANG, ESQ.                  STANLEY KELLER, ESQ.                  ERIC TASHMAN, ESQ.
           ROPES & GRAY                      PALMER & DODGE LLP                    BROWN & WOOD LLP
      ONE INTERNATIONAL PLACE                 ONE BEACON STREET                  555 CALIFORNIA STREET
    BOSTON, MASSACHUSETTS 02110          BOSTON, MASSACHUSETTS 02108        SAN FRANCISCO, CALIFORNIA 94104
          (617) 951-7000                       (617) 573-0100                       (415) 772-1200

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION
STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES
NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

               Subject to Completion. Dated [            ], 1999.
          Prospectus Supplement to Prospectus dated [        ], 1999.

                  $[             ] RATE REDUCTION CERTIFICATES


                               MASSACHUSETTS RRB
                          SPECIAL PURPOSE TRUST BEC-1

                           ISSUER OF THE CERTIFICATES



                                BEC FUNDING LLC


                              ISSUER OF THE NOTES


                             BOSTON EDISON COMPANY

                              SELLER AND SERVICER





                                      INITIAL                                                       SCHEDULED FINAL      FINAL
                       CERTIFICATE   PRINCIPAL                         UNDERWRITING   PROCEEDS TO    DISTRIBUTION     TERMINATION
                          RATE        AMOUNT     PRICE(%)   PRICE($)     DISCOUNT        TRUST           DATE            DATE
                       -----------   ---------   --------   --------   ------------   -----------   ---------------   -----------
List Classes.........

*The total price to the public is $         , the total amount of the underwriting discount is $         .
 The total amount of proceeds plus accrued interest and before deduction of Expenses is $         .



SEE "RISK FACTORS" BEGINNING ON PAGE 16 OF THE PROSPECTUS TO READ ABOUT FACTORS
              YOU SHOULD CONSIDER BEFORE BUYING THE CERTIFICATES.



EACH CERTIFICATE REPRESENTS AN INTEREST IN THE RELATED CLASS OF BEC FUNDING LLC NOTES, WHICH ARE OWNED BY THE TRUST.



NEITHER THE CERTIFICATES, THE NOTES OR THE PROPERTY SECURING THE NOTES IS AN OBLIGATION OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY GOVERNMENTAL AGENCY, AUTHORITY OR INSTRUMENTALITY OF THE COMMONWEALTH OR OF BOSTON EDISON OR ANY OF ITS AFFILIATES.



NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE COMMONWEALTH OF MASSACHUSETTS NOR ANY POLITICAL SUBDIVISION, AGENCY, AUTHORITY OR INSTRUMENTALITY OF THE COMMONWEALTH IS PLEDGED TO THE PAYMENT OF PRINCIPAL OF, OR INTEREST ON, THE CERTIFICATES OR THE NOTES, OR THE PAYMENTS SECURING THE NOTES. FURTHERMORE, NEITHER THE COMMONWEALTH OF MASSACHUSETTS NOR ANY POLITICAL SUBDIVISION, AGENCY, AUTHORITY OR INSTRUMENTALITY OF THE COMMONWEALTH WILL APPROPRIATE ANY FUNDS FOR THE PAYMENT OF ANY OF THE CERTIFICATES OR NOTES.



Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS                                             GOLDMAN, SACHS & CO.

                               [         ], 1999

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT


                                                              PAGE
                                                              ----
Risk Factors................................................   S-3
Description of the Certificates.............................   S-3
Description of the Notes....................................   S-3
Transition Property.........................................   S-6
Underwriting................................................   S-7
Ratings.....................................................   S-8
                            PROSPECTUS
Prospectus Summary..........................................     4
Risk Factors................................................    16
Defined Terms...............................................    24
Available Information.......................................    24
Reports to Holders..........................................    24
Incorporation of Documents by Reference.....................    24
Energy Deregulation and New Massachusetts
  Market Structure..........................................    26
Description of the Transition Property......................    28
The Trust...................................................    36
The Agencies................................................    37
The Note Issuer.............................................    38
The Seller and Servicer.....................................    40
Servicing...................................................    46
Description of the Notes....................................    53
Description of the Certificates.............................    64
Federal Income Tax Consequences.............................    73
State Taxation..............................................    77
ERISA Considerations........................................    77
Use of Proceeds.............................................    79
Plan of Distribution........................................    79
Legal Matters...............................................    80
Glossary....................................................    81
Financial Statements........................................    83


                          ----------------------------


     Through and including              , 1999 (the 90th day after the date of
this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and when offering an unsold allotment or subscription.

     This prospectus supplement does not contain all of the information that you should know about this offering. You will find additional information in the accompanying prospectus. The prospectus for this offering of certificates consists of both this prospectus supplement and the accompanying prospectus. You should read both of these documents in full before buying the certificates.


     No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

     The underwriters expect to deliver the certificates through the facilities of The Depository Trust Company against payment in New York, New York on [
  ], 1999.
                          ----------------------------

                                  RISK FACTORS


     You should consider carefully the risks of investing in the certificates. The section entitled "Risk Factors," which begins on page 16 of the prospectus, discusses material risks of investing in the certificates.



                        DESCRIPTION OF THE CERTIFICATES



     The trust will issue the certificates in minimum denominations of $1,000 and in integral multiples of that amount. The certificates will consist of
[ ] classes, in the initial principal amounts, bearing the interest rates and having the scheduled final distribution dates and final termination dates set forth below:


                                                                     SCHEDULED
                         INITIAL             CERTIFICATE               FINAL                   FINAL
                        PRINCIPAL             INTEREST              DISTRIBUTION            TERMINATION
CLASS                    AMOUNT                 RATE                    DATE                   DATE
-----                   ---------            -----------            ------------            -----------



     The scheduled final distribution date for a class of certificates is the date by which the trust expects to distribute in full all interest on and principal of that class of certificates. The final termination date for a class of certificates is the legal maturity date of that class. The failure to distribute principal of any class of certificates in full by the final termination date for that class is an event of default, and the certificate trustee may, and with the written direction of the holders of at least a majority in principal amount of all outstanding certificates shall, declare the unpaid principal amount of all outstanding notes and accrued interest to be due and payable. See "Description of the Certificates -- Events of Default" in the prospectus.


DISTRIBUTIONS OF INTEREST


     Interest on each class of certificates will accrue from its issuance date at the interest rate set forth in the table above. Beginning March 15, 2000, the trust is required to distribute interest semiannually on March 15 and September 15 (or, if any distribution date is not a business day, the following business day) of each year. On each distribution date, the certificate trustee will distribute interest to the extent paid on the related class of notes to the holders of each class of certificates as of the close of business on the record date. The record date for any distribution of interest on and principal of the certificates will be the business day immediately before the distribution date. Each distribution date will also be a payment date for interest on and principal of the notes.


DISTRIBUTIONS OF PRINCIPAL


     On each distribution date, the certificate trustee will distribute principal as paid on the related class of notes to the holders of each class of certificates as of the close of business on the record date.



                            DESCRIPTION OF THE NOTES



     BEC Funding LLC, the note issuer, will issue and sell the BEC Funding LLC notes to the trust in exchange for the net proceeds from the sale of the certificates by the Trust. Each class of notes secures the payment of the related class of certificates and has the same principal balance, interest rate, amortization schedule and legal maturity date as its related class of certificates.

     The notes will consist of [     ] classes, in the initial principal amounts
and bearing the interest rates and having the scheduled maturity dates and final maturity dates set forth below:



                        INITIAL               NOTE                  SCHEDULED                    FINAL
                       PRINCIPAL            INTEREST            FINAL DISTRIBUTION            TERMINATION
CLASS                   AMOUNT                RATE                     DATE                      DATE
-----                  ---------            --------            ------------------            -----------




     The scheduled maturity date for a class of notes is the date by which the note issuer expects to distribute in full all interest on and principal of that class of notes. The final maturity date for a class of notes is the legal maturity date of that class.


INTEREST


     Interest on each class of notes will accrue from its issuance date at the interest rate set forth in the table above. Beginning March 15, 2000, the note issuer is required to pay interest semiannually on March 15 and September 15 (or, if any payment date is not a business day, the following business day) of each year, to the trust. The note issuer will pay interest on the notes prior to paying principal of the notes. See "Description of the Notes -- Allocations and Payments" in the prospectus.



     On each payment date, the note issuer will pay interest as follows:



     - if there has been a payment default, any unpaid interest payable on any prior payment dates, together with interest on any of this unpaid interest; and



     - accrued interest on the principal balance of each class of notes as of the close of business on the preceding payment date, or the date of the original issuance of the class of notes if applicable, after giving effect to all payments of principal made on the preceding payment date, or the date of the original issuance of the class of notes if applicable.



     If there is a shortfall in the amounts necessary to make these interest payments, the note trustee will distribute interest pro rata to each class of notes based on the outstanding principal amount of that class and the applicable interest rate. The note issuer will calculate interest on the basis of a 360-day year of twelve 30-day months.


PRINCIPAL


     The note issuer will pay any principal on each payment date as follows:



     (1) to the holders of the [     ] notes, until the principal balance of
         that class has been reduced to zero;


     (2) [Add other classes]


     The note issuer will not, however, pay principal on a payment date on any class of notes if making the payment would reduce the principal balance of a class to an amount lower than that specified in the expected amortization schedule for that class on that payment date. If an event of default under the note indenture has occurred and is continuing, the note trustee may declare the unpaid principal amount of all outstanding notes and accrued interest to be due and payable.



     The following expected amortization schedule sets forth the scheduled outstanding principal balance for each class of notes on each payment date, after giving effect to the payments expected to be made on the payment date. In preparing the following table, we have assumed, among other things, that:



     - the certificates are issued on [             ];



     - payments on the certificates are made on each distribution date, commencing March 15, 2000;



     - the servicing fee equals 0.05 percent of the initial principal amount of the notes;


     - there are no net earnings on amounts on deposit in the collection account;


     - operating expenses, the administration fee (which will be $75,000 per year, payable semiannually) and amounts owed to the note trustee, the Delaware trustee and the certificate trustee are in the aggregate
       $[     ] per [     ], and these amounts are payable in arrears; and



     - payments arising from the property securing the notes are received as expected.


                         EXPECTED AMORTIZATION SCHEDULE

                         OUTSTANDING PRINCIPAL BALANCE


       PAYMENT              CLASS
        DATE               BALANCE                                                                             TOTAL
       -------           ------------                                                                         -------
                         List Classes




     We cannot assure you that the principal balances of the classes of notes and the related classes of certificates will be reduced at the rates indicated in the table above. The actual rates of reduction in class principal balances may be slower (and cannot be faster) than those indicated in the table.


COLLECTION ACCOUNT AND SUBACCOUNTS


     The note trustee will establish a collection account to hold amounts remitted by the servicer of the property securing the notes. The collection account will consist of four subaccounts:


     - a general subaccount;

     - a reserve subaccount;

     - an overcollateralization subaccount; and

     - a capital subaccount.

Withdrawals from and deposits to these subaccounts will be made as described under "Description of the Notes -- Allocations and Payments" in the prospectus.

OVERCOLLATERALIZATION AMOUNT


     The note trustee will collect amounts arising from the property securing the notes exceeding those that are necessary to pay interest on and principal of the notes and fees and expenses of servicing and retiring the notes and the certificates, which are intended to enhance the likelihood that payments on the notes will be made on a timely basis. These amounts will fund the required overcollateralization amount. The overcollateralization amount for the notes
will be $[          ], which is 0.50 percent of the initial principal amount of the notes. The note trustee will collect the overcollateralization amount
ratably over the life of the certificates in equal increments of $[          ]
and will deposit these amounts on each payment date into the overcollateralization subaccount as set forth below:


                 REQUIRED OVERCOLLATERALIZATION LEVEL SCHEDULE

                 REQUIRED                           REQUIRED
PAYMENT    OVERCOLLATERALIZATION   PAYMENT    OVERCOLLATERALIZATION
  DATE             LEVEL             DATE             LEVEL
-------    ---------------------   --------   ---------------------


OTHER CREDIT ENHANCEMENT


     CAPITAL SUBACCOUNT.  Before the issuance of the notes, Boston Edison
Company will contribute capital of $[          ] to the note issuer. This amount
is equal to 0.50 percent of the initial principal amount of the notes and is the capital level required to be maintained under the note indenture. The note trustee will deposit the capital into the capital subaccount. The note trustee will draw on amounts in the capital subaccount, to the extent amounts available in the general subaccount, reserve subaccount and overcollateralization subaccount are insufficient to pay interest on and principal of the notes and fees and expenses of servicing and retiring the notes and the certificates.



     RESERVE SUBACCOUNT. The note trustee will allocate to the reserve subaccount any amounts remitted to the collection account exceeding amounts necessary to:



     - pay fees and expenses related to the servicing and retirement of the notes and certificates;



     - pay interest on and principal of the notes;


     - fund the capital subaccount to the required capital level; and

     - fund the overcollateralization subaccount to the required overcollateralization level.


The note trustee will draw on amounts in the reserve subaccount, to the extent amounts available in the general subaccount are insufficient to pay the amounts listed above.


                              TRANSITION PROPERTY


     The notes are secured primarily by the transition property, which is the right to assess and collect all revenues arising from a portion, which may become all, of the transition charge included in the bills of all classes of retail users of Boston Edison's distribution system within its geographic service territory as in effect on July 1, 1997. This portion of the transition charge, which is a usage-based, per kilowatt-hour charge, is referred to as the "RTC charge."



     As of the date of this prospectus supplement, the RTC charge is expected to be approximately [ ] cents per kilowatt-hour.

                                  UNDERWRITING


     The note issuer, Boston Edison, the trust and the underwriters for the offering named below have entered into an underwriting agreement relating to the certificates. Assuming that conditions in the underwriting agreement are met, each underwriter has severally agreed to purchase the respective principal amount of certificates indicated in the following table.


NAME                                                          CLASS[ ]     TOTAL
----                                                          --------    -------
Lehman Brothers Inc. .......................................
Goldman, Sachs & Co. .......................................


     Certificates sold by the underwriters to the public will be initially offered at the initial public offering prices set forth on the cover of this prospectus supplement. The trust has been advised that the underwriters propose initially to offer the certificates to dealers at the initial public offering prices, less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriters may allow and dealers may reallow a discount not to exceed the percentage of the certificate denomination set forth below:


CLASS                                                         SELLING CONCESSION    REALLOWANCE DISCOUNT
-----                                                         ------------------    --------------------
Class [ ]...................................................
[Add other classes].........................................

     After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change as a result of market trading.


     The certificates are a new issue of securities with no established trading market. The trust has been advised by the underwriters that the underwriters intend to make a market in the certificates but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the ability of holders of the certificates to resell the certificates.



     In connection with the offering, the underwriters may purchase and sell certificates in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of certificates than they are required to purchase in the offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the certificates while the offering is in progress.



     The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because these underwriters have repurchased certificates sold by or for the account of an underwriter in stabilizing or short covering transactions.



     These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the certificates. As a result, the price of the certificates may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These activities may be effected in the over-the-counter market or otherwise.



     The note issuer estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be
approximately $[          ].



     The note issuer and Boston Edison have agreed to indemnify the several underwriters, the Massachusetts Development Finance Agency, the Massachusetts Health and Educational Facilities Authority and the trust against certain liabilities, including liabilities under the Securities Act of 1933.



     Goldman, Sachs & Co., as financial advisor to Boston Edison, has rendered certain financial advisory services to Boston Edison in respect of the note issuer and the trust and has received from it a customary fee for such services.

                                    RATINGS


     The certificates will not be issued unless at closing at least two nationally recognized statistical rating organizations have rated the certificates in a category signifying investment grade (i.e., the equivalent of BBB- or higher). Each nationally recognized statistical rating organization that rates the certificates will give each class of notes the same rating as the related class of certificates.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

              SUBJECT TO COMPLETION. DATED [             ], 1999.

PROSPECTUS

                               MASSACHUSETTS RRB
                          SPECIAL PURPOSE TRUST BEC-1

                           ISSUER OF THE CERTIFICATES



                          RATE REDUCTION CERTIFICATES

                              ISSUABLE IN CLASSES

                                BEC FUNDING LLC

                              ISSUER OF THE NOTES


                             BOSTON EDISON COMPANY

                              SELLER AND SERVICER



    SEE "RISK FACTORS" BEGINNING ON PAGE 16 TO READ ABOUT FACTORS YOU SHOULD
                    CONSIDER BEFORE BUYING THE CERTIFICATES.



THE TRUST MAY SELL ONE OR MORE CLASSES OF CERTIFICATES AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT. EACH CERTIFICATE REPRESENTS AN INTEREST IN THE RELATED CLASS OF BEC FUNDING LLC NOTES. THE ASSETS OF THE TRUST WILL CONSIST SOLELY OF THE NOTES.



NEITHER THE CERTIFICATES, THE NOTES OR THE PROPERTY SECURING THE NOTES IS AN OBLIGATION OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY GOVERNMENTAL AGENCY, AUTHORITY OR INSTRUMENTALITY OF THE COMMONWEALTH OR OF BOSTON EDISON OR ANY OF ITS AFFILIATES.



NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE COMMONWEALTH OF MASSACHUSETTS NOR ANY POLITICAL SUBDIVISION, AGENCY, AUTHORITY OR INSTRUMENTALITY OF THE COMMONWEALTH IS PLEDGED TO THE PAYMENT OF PRINCIPAL OF, OR INTEREST ON, THE CERTIFICATES OR THE NOTES, OR THE PAYMENTS SECURING THE NOTES. FURTHERMORE, NEITHER THE COMMONWEALTH OF MASSACHUSETTS NOR ANY POLITICAL SUBDIVISION, AGENCY, AUTHORITY OR INSTRUMENTALITY OF THE COMMONWEALTH WILL APPROPRIATE ANY FUNDS FOR THE PAYMENT OF ANY OF THE CERTIFICATES OR NOTES.





Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



[DATE]

                               TABLE OF CONTENTS


                                         PAGE
                                         ----
PROSPECTUS SUMMARY.....................    4
RISK FACTORS...........................   16
DEFINED TERMS..........................   24
AVAILABLE INFORMATION..................   24
REPORTS TO HOLDERS.....................   24
INCORPORATION OF DOCUMENTS BY
  REFERENCE............................   24
ENERGY DEREGULATION AND NEW
  MASSACHUSETTS MARKET STRUCTURE.......   26
  Statutory Overview...................   26
  Settlement Agreement.................   26
  Exit Charge..........................   27
  Reconciliation.......................   27
  Third Party Billing Options..........   28
  Federal Initiatives..................   28
DESCRIPTION OF THE TRANSITION
  PROPERTY.............................   28
  Financing Order and Issuance Advice
     Letter............................   28
  Transition Property..................   29
  Transition Charge....................   29
  Adjustments to the RTC Charge........   30
  Pledge by The Commonwealth of
     Massachusetts.....................   31
  Sale and Assignment of Transition
     Property..........................   32
  Seller Representations and Warranties
     and Repurchase Obligation.........   32
  Bankruptcy and Creditors' Rights
     Issues............................   35
THE TRUST..............................   36
THE AGENCIES...........................   37
THE NOTE ISSUER........................   38
  Officers and Directors...............   38
THE SELLER AND SERVICER................   40
  Boston Edison Revenues, Customer Base
     and Energy Consumption............   40
  Estimated Consumption and Estimated
     Variance..........................   41
  Billing and Collections..............   42
  Year 2000 Computer Issue.............   44



                                         PAGE
                                         ----
SERVICING..............................   46
  Servicing Procedures.................   46
  Servicing Standards and Covenants....   46
  Remittances to Collection Account....   47
  Servicing Compensation...............   48
  Third Party Suppliers................   48
  Servicer Representations and
     Warranties........................   49
  Statements by Servicer...............   50
  Evidence as to Compliance............   50
  Matters Regarding the Servicer.......   51
  Servicer Defaults....................   51
  Rights When Servicer Defaults........   52
  Waiver of Past Defaults..............   52
  Successor Servicer...................   52
  Amendment............................   53
DESCRIPTION OF THE NOTES...............   53
  Security.............................   53
  Collection Account...................   54
  Interest and Principal...............   55
  Optional Redemption..................   55
  Mandatory Redemption.................   56
  Overcollateralization Subaccount.....   56
  Capital Subaccount...................   56
  Reserve Subaccount...................   56
  Allocations and Payments.............   57
  Actions by Noteholders...............   58
  Note Events of Default; Rights Upon
     note Event Of Default.............   59
  Covenants of the Note Issuer.........   60
  Reports to Noteholders...............   62
  Annual Compliance Statement..........   63
DESCRIPTION OF THE CERTIFICATES........   64
  Payments and Distributions...........   64
  Voting of the Certificates...........   65
  Events of Default....................   66
  Redemption...........................   68
  Reports to Certificateholders........   68
  Supplemental Certificate
     Indentures........................   68

                                         PAGE
                                         ----
  List of Certificateholders...........   69
  Registration and Transfer of the
     Certificates......................   69
  Book-Entry Registration and
     Definitive Certificates...........   69
FEDERAL INCOME TAX CONSEQUENCES........   73
  General..............................   73
  Treatment of the Certificates........   73
  Taxation of U.S.
     Certificateholders................   74
  Sale or Other Taxable Disposition of
     Certificates......................   75
  Non-U.S. Certificateholders..........   75
  Information Reporting and Backup
     Withholding.......................   76
STATE TAXATION.........................   77



                                         PAGE
                                         ----
ERISA CONSIDERATIONS...................   77
USE OF PROCEEDS........................   79
PLAN OF DISTRIBUTION...................   79
LEGAL MATTERS..........................   80
GLOSSARY...............................   81
FINANCIAL STATEMENTS...................   83

--------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY


     This summary highlights some information from this prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should read both this prospectus and the prospectus supplement before you buy the certificates.



Transaction Overview............    Massachusetts law permits electric
                                    companies, such as Boston Edison Company, to recover the costs of investments and obligations that cannot be recouped through market-based rates in a competitive electricity generation market. These costs are known as "transition costs." An electric company recovers transition costs through a charge called a "transition charge" that is assessed on ratepayers. Massachusetts law permits special purpose entities formed by electric companies to issue securities secured by the right to receive a portion, which may become all, of the revenues arising from the transition charge, if doing so would save money for the electric company's ratepayers. This right is referred to as the "transition property." See
                                    "Description of the Transition Property."



                                    The following sets forth the primary steps of the transaction underlying the offering of the certificates:



                                    - Boston Edison will sell the transition
                                      property to the note issuer in exchange
                                      for the proceeds from the sale of the
                                      notes.



                                    - The note issuer will sell the notes to the
                                      trust in exchange for the proceeds from
                                      the sale of the certificates.



                                    - The trust, whose sole assets are the
                                      notes, will sell the certificates to the underwriters named in the prospectus supplement.



                                    - Boston Edison will act as the servicer of
                                      the transition property and as the
                                      administrator of the note issuer.



                                    Neither the certificates, the notes or the property securing the notes is an obligation of The Commonwealth of Massachusetts or any governmental agency, authority or instrumentality of the Commonwealth or of Boston Edison or any of its affiliates.

--------------------------------------------------------------------------------

The following diagram shows the parties to the transactions related to this offering and summarizes their roles and their relationships to each other:


                   [The omitted graphic reflects the various
                       parties to the transaction, their
                   roles and their contractual relationships
                           to various other parties.]

Risk Factors....................    You should consider, among other things, the
                                    following material risks of investing in the certificates. These risks may delay the distribution of interest on and principal of the certificates or cause you to suffer a loss on your investment.



                                    - Payments on the notes are the sole source
                                      of distributions on the certificates.


                                    - There may be challenges that attempt to
                                      limit, alter or amend either the
                                      Massachusetts Department of
                                      Telecommunications and Energy's order
                                      creating the transition property or the
                                      provisions of Chapter 164 of the
                                      Massachusetts Acts of 1997 that make the order irrevocable.


                                    - Since the rate of collections arising from
                                      the transition property is based on the
                                      amount of electricity consumed by
                                      customers, these collections may be
                                      insufficient to pay required distributions on the certificates.



                                    - The charge assessed to ratepayers to
                                      collect amounts sufficient to pay required distributions on the certificates may not exceed the cap of 3.35 cents/kilowatt-hour on Boston Edison's transition charge.



                                    - If there is an event of default on the
                                      notes and the certificates, the note
                                      trustee is unlikely to be able to resell the transition property.


                                    - If Boston Edison were to cease servicing
                                      the transition property, it may be
                                      difficult to find a suitable successor
                                      servicer.

                                    - If Boston Edison were to become a debtor
                                      in a bankruptcy case, a court may hold
                                      that the transition property is Boston
                                      Edison's property and may be reached by
                                      its creditors.


                                    For a more detailed discussion of the
                                    material risks of investing in the
                                    certificates, you should carefully read the discussion under "Risk Factors," which begins on page 16.



Seller and Servicer.............    Boston Edison is an electric company that
                                    primarily distributes electric energy to retail customers in the City of Boston and 39 surrounding cities and towns. See
                                    "The Seller and Servicer."

--------------------------------------------------------------------------------

The Certificates................    Massachusetts RRB Special Purpose Trust
                                    BEC-1 Rate Reduction Certificates.



                                    The trust may issue the certificates in one or more classes under the certificate indenture between the trust and the certificate trustee. Each class of certificates will represent fractional undivided beneficial interests in the related class of notes and the proceeds of that class of notes. Holders of each class of certificates will receive payments received by the trust on the related class of notes. These payments will be the only source of distributions on a class of certificates.


Issuer of Certificates..........    Massachusetts RRB Special Purpose Trust
                                    BEC-1.


Certificate Trustee.............    The Bank of New York.



The Notes.......................    BEC Funding LLC notes.



                                    Each class of notes and the related class of certificates will have the same aggregate principal amount and interest rate, as described in the prospectus supplement. The notes will be secured primarily by the transition property.


                                    See "Description of the Notes."


Note Issuer.....................    BEC Funding LLC.



Note Trustee....................    The Bank of New York.



Interest........................    Interest on each class of certificates will
                                    accrue at the interest rate specified in the prospectus supplement. The certificate trustee will distribute interest accrued on each class of certificates on each distribution date, to the extent of interest paid on the related class of notes.



Principal.......................    The certificate trustee will distribute
                                    principal of each class of certificates in the amounts and on the distribution dates specified in the prospectus supplement, but only to the extent of principal paid on the related class of notes. See "Description of the Notes -- Allocations and Payments" and
                                    "Description of the Certificates -- Payments and Distributions."



                                    On any payment date, the note issuer will pay principal of the notes only until the outstanding principal balances of the various classes of notes have been reduced to the principal balances specified for those classes in the expected amortization schedule. If cash is not available, however, the certificate


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    trustee will pay principal of a class of certificates later than set forth in the expected amortization schedule. If an event of default under the certificate indenture has occurred and is continuing for any class of certificates, the certificate trustee may, and with the written direction of the holders of at least a majority in principal amount of the outstanding certificates will, declare the unpaid principal amount of the outstanding notes and accrued interest to be due and payable. See "Description of the Certificates -- Events of Default."



RTC charge......................    Boston Edison has obtained from the
                                    Massachusetts Department of
                                    Telecommunications and Energy, which
                                    regulates electric companies in
                                    Massachusetts, an order designating the
                                    transition costs and approving the costs of issuing, servicing and retiring the notes and the certificates to be financed through this transaction. This order is known as a "financing order." To enable Boston Edison to recover its transition costs and associated costs, the financing order authorizes the billing and collection of the RTC charge (as defined in the glossary on page 81).



                                    The RTC charge is nonbypassable in that
                                    customers must pay it whether or not they purchase electricity from Boston Edison or a third party supplier of electricity, and whether or not their distribution system is being operated by Boston Edison or a successor distribution company.



                                    See "Description of the Transition
                                    Property -- Financing Order and Issuance
                                    Advice Letter."



Customers.......................    All classes of retail users of Boston
                                    Edison's distribution system within its
                                    geographic service territory as in effect on July 1, 1997.



Adjustments to the RTC charge...    The servicer will calculate and set the RTC
                                    charge at least annually at a level
                                    estimated to generate sufficient revenues:



                                    - to pay fees and expenses related to the
                                      servicing and retirement of the notes and certificates;



                                    - to pay interest on the notes;



                                    - to pay principal of each class of notes
                                      according to its expected amortization
                                      schedule; and

--------------------------------------------------------------------------------

                                    - to fund the overcollateralization
                                      subaccount to the required
                                      overcollateralization level and to
                                      replenish the capital subaccount to the
                                      required capital level.


                                   Adjustments to the RTC charge are limited by
                                   Boston Edison's maximum permitted transition
                                   charge. The transition charge may not exceed
                                   3.35 cents/kilowatt-hour. At the time of the
                                   issuance of the certificates, Boston Edison's
                                   transition charge is expected to be [     ]
                                   cents/kilowatt-hour. This includes a
                                   projected RTC charge of [     ]
                                   cents/kilowatt-hour.



                                    The servicer will base adjustments to the RTC charge on updated assumptions as to various factors, including electricity usage by customers and the rate of charge-offs. These adjustments will continue until interest on and principal of all classes of notes and related classes of certificates have been paid or distributed in full. See "Description of the Transition Property -- Adjustments to the RTC charge."



                                    The servicer will file a request referred to as a true-up advice letter, annually before the anniversary date of the financing order, for an increase or decrease in the RTC charge. The servicer may also file true-up advice letters before the end of any calendar quarter or payment date to adjust the RTC charge. In addition, the servicer may file a non-routine true-up advice letter to revise its method for calculating the RTC charge.



                                    See "Description of the Transition
                                    Property -- Adjustments to the RTC charge."



Commonwealth Pledge.............    The Commonwealth of Massachusetts has
                                    pledged and agreed with the note issuer, the trust and the certificateholders that it will not alter the provisions of the statute that make the RTC charge irrevocable and binding or limit or alter the transition property or the financing order until the certificates are fully paid and discharged.



Optional Redemption.............    The note issuer may redeem the notes and
                                    cause the trust to redeem the certificates on any payment date if the outstanding principal balance of the notes (after giving effect to payments that would otherwise be made on a payment date) is less than five percent of the initial principal balance of the notes. Upon redemption, the note issuer will pay an aggregate amount equal to the outstanding principal amount of the notes and accrued but unpaid interest as of the redemption date. See "Description of the
                                    Certificates -- Redemption."



Mandatory Redemption............    If the seller is required to, or elects to,
                                    repurchase the transition property under the circumstances described under "Description of the Transition Property -- Seller
                                    Representations and Warranties and
                                    Repurchase Obligation," the note issuer will be required to redeem the notes on or before the fifth business day following the date of repurchase and the trust will be required to redeem the certificates on the same day.
                                    Upon redemption, the note issuer will pay an aggregate amount equal to the outstanding principal amount of the notes and accrued but unpaid interest as of the redemption date.



Collection Account and
  Subaccounts...................    The note issuer will establish a collection
                                    account to hold payments arising from the RTC charge. The collection account will consist of four subaccounts:


                                    - a general subaccount;

                                    - a reserve subaccount;

                                    - an overcollateralization subaccount for
                                      the overcollateralization amount; and


                                    - a capital subaccount for capital
                                      contributions to the note issuer.


                                    All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Withdrawals from and deposits to these subaccounts will be made as described under "Description of the Notes -- Allocations and Payments."


Overcollateralization
Subaccount......................    The note trustee will collect the
                                    overcollateralization amount specified in the prospectus supplement to enhance the likelihood that payments on the notes will be made on a timely basis.



                                    The note trustee will hold the
                                    overcollateralization amount for all classes of certificates in the overcollateralization subaccount. The overcollateralization amount will be available to pay any periodic shortfalls in amounts available to pay the fees and expenses of servicing and retiring the notes and the certificates and to make scheduled payments on the notes after withdrawals from the general subaccount and reserve subaccount.

Capital Subaccount..............    Prior to the issuance of the notes, Boston
                                    Edison will contribute capital to the note issuer in the amount specified in the prospectus supplement. The note issuer will deposit the capital into the capital subaccount. The note trustee will draw on amounts in the capital subaccount to the extent amounts available in the general subaccount, the reserve subaccount and the overcollateralization subaccount are insufficient to pay interest on and principal of the notes and the fees and expenses of servicing and retiring the notes and the certificates. If the note trustee uses amounts on deposit in the capital subaccount, on subsequent payment dates the capital subaccount will be replenished to the extent the servicer remits payments arising from the RTC charge exceeding the amounts required to pay amounts having a higher priority of payment. See "Description of the Notes -- Allocations and Payments."



Reserve Subaccount..............    The note trustee will allocate to the
                                    reserve subaccount any amounts remitted to the collection account exceeding the amounts necessary to:



                                    - pay fees and expenses related to the
                                      servicing and retirement of the notes and certificates;



                                    - pay interest on and principal of the
                                      notes;


                                    - fund the capital subaccount to the
                                      required capital level; and

                                    - fund the overcollateralization subaccount
                                      to the required overcollateralization
                                      level.


                                    The note trustee will draw on amounts in the reserve subaccount, to the extent amounts available in the general subaccount are insufficient to pay the amounts listed above.



Collections; Allocations;
  Distributions.................    Starting with the first deemed collection
                                    date after the closing, the servicer will remit daily to the collection account an amount equal to the actual RTC charges billed, less an allowance for estimated charge-offs, within two business days after the day payments arising from the RTC charge are deemed to be collected. See "Servicing
                                    -- Remittances to Collection Account."



                                    On each payment date, or for any amount
                                    payable under clauses (1) through (4) below, on any business day, the note trustee will allocate amounts in the collection account, including net earnings on

--------------------------------------------------------------------------------

                                    these amounts (other than on amounts in the capital subaccount), as follows:



                                     (1) all amounts owed by the note issuer or
                                         the trust to the note trustee, the
                                         Delaware trustee and the certificate
                                         trustee will be paid;



                                     (2) the servicing fee and all unpaid
                                         servicing fees from any prior payment
                                         dates will be paid to the servicer;



                                     (3) the administration fee and all unpaid
                                         administration fees from any prior
                                         payment dates will be paid to the note
                                         issuer's administrator;



                                     (4) so long as no event of default has
                                         occurred or would be caused by payment,
                                         all other fees, expenses and
                                         indemnities payable by the note issuer
                                         will be paid to the persons entitled
                                         thereto, provided that the total amount
                                         paid since the previous payment date
                                         and on the current payment date may
                                         not, in the aggregate, exceed $100,000;



                                     (5) first, any overdue semiannual interest
                                         and second, semiannual interest will be
                                         transferred to the certificate trustee,
                                         as noteholder, for distribution to the
                                         certificateholders;



                                     (6) first, funds necessary to pay any
                                         principal in default or, on the final
                                         maturity date of a class of notes, the
                                         outstanding principal balance of such
                                         class, and second, principal based on
                                         priorities described in the prospectus
                                         supplement will be transferred to the
                                         certificate trustee, as noteholder, for
                                         distribution to the applicable
                                         certificateholders according to the
                                         expected amortization schedule for each
                                         class;



                                     (7) unpaid operating expenses and
                                         indemnities payable by the note issuer
                                         will be paid to the persons entitled
                                         thereto;



                                     (8) allocate to the capital subaccount the
                                         amount, if any, by which the capital
                                         subaccount needs to be funded to equal
                                         the required capital level as of that
                                         payment date;


--------------------------------------------------------------------------------

                                     (9) allocate to the overcollateralization
                                         subaccount the amount, if any, by which
                                         the overcollateralization subaccount
                                         needs to be funded to equal the
                                         required overcollateralization level as
                                         of a payment date;

                                    (10) the balance, if any, will be allocated
                                         to the reserve subaccount for
                                         distribution on subsequent payment
                                         dates; and


                                    (11) following the repayment of all notes
                                         and certificates, the balance, if any,
                                         will be released to the note issuer.



                                    If on any payment date, or for any amounts payable under clauses (1) through (4) above, on any business day, funds on deposit in the general subaccount are insufficient to make the transfers contemplated by clauses (1) through (6) above, the note trustee will first, draw from amounts on deposit in the reserve subaccount, second, draw from amounts on deposit in the overcollateralization subaccount and third, draw from amounts on deposit in the capital subaccount, up to the amount of the shortfall, in order to make the transfers described above. In addition, if on any payment date funds on deposit in the general subaccount are insufficient to make the transfers described in clauses (7), (8) and
                                    (9) above, the note trustee will draw from amounts on deposit in the reserve subaccount to make the required transfers. See "Description of the Notes--Allocations and Payments."

--------------------------------------------------------------------------------

     The following diagram provides a general summary of the flow of funds from the customers through the servicer to the collection account, and the various allocations from the collection account:





                 [The omitted graphic depicts the flow of funds
           from the Customers through the Servicer to the collection
       account, and the various allocations from the collection account.]






--------------------------------------------------------------------------------
                                       14

Servicing.......................    The servicer will service and manage the
                                    transition property and receive payments arising from the RTC charge in the same manner that it services bill collections for its own account and the accounts it services for others, if any.



Servicing Compensation..........    The servicer will be entitled to receive an
                                    annual servicing fee in an amount equal to:



                                    - 0.05 percent of the initial principal
                                      balance of the notes for so long as the
                                      servicer bills the RTC charge concurrently with other charges for services; or



                                    - up to 1.25 percent of the initial
                                      principal balance of the notes if the RTC charge is being billed separately to customers.



                                    The note trustee will pay the servicing fee semiannually on each payment date.



Tax Status of the
Certificates....................    For federal income tax purposes, the trust
                                    will be treated as a "grantor trust", and thus not taxable as a corporation, and each class of certificates will be treated as representing ownership of a fractional undivided beneficial interest in the related class of notes. Interest and original issue discount, if any, on the certificates, and any gain on the sale of the certificates, generally will be included in gross income of certificateholders for federal income tax purposes. See "Federal Income Tax
                                    Consequences." Interest on the certificates and any profit on the sale of the certificates are exempt from Massachusetts personal income taxes, and the certificates are exempt from Massachusetts personal property taxes. See "State Taxation."

                                  RISK FACTORS


     You should consider carefully the following factors before you decide whether to buy the certificates:



CERTIFICATEHOLDERS COULD EXPERIENCE PAYMENT DELAYS OR LOSSES AS A RESULT OF LIMITED SOURCES OF PAYMENT FOR THE CERTIFICATES AND LIMITED CREDIT ENHANCEMENT.



     You could experience payment delays or losses on the certificates because payments on the notes are the sole source of distributions on the certificates. The notes are the sole assets of the trust. The transition property and the other note collateral, which is expected to be of relatively small value, are in turn the only sources of payments on the notes.



     There will be no forms of credit enhancement for the certificates except for the right to adjust the RTC charge and amounts held in the overcollateralization subaccount, capital subaccount and reserve subaccount. We do not anticipate that the certificates will have the benefit of any liquidity facility or of any third-party credit enhancement, such as guarantees, letters of credit or insurance.



     If distributions are not made on the certificates in a timely manner as a result of nonpayment of the related notes, the holders of at least a majority of the outstanding principal amount of the certificates may direct the certificate trustee to bring an action against the note issuer to foreclose on the transition property and the other note collateral securing the notes. There is not likely to be a market, however, for the sale of the transition property and the other note collateral.



CERTIFICATEHOLDERS COULD EXPERIENCE PAYMENT DELAYS OR LOSSES AS A RESULT OF AMENDMENT, REPEAL OR INVALIDATION OF THE RESTRUCTURING STATUTE OR BREACH OF THE COMMONWEALTH PLEDGE.



     Although, under the Massachusetts restructuring statute, The Commonwealth of Massachusetts has pledged that it will not alter the provisions of the statute that make the RTC charge irrevocable and binding, or limit or alter the transition property or the financing order, it is possible that actions could be taken (even if such actions were ultimately found to be unlawful) to alter the transition property or the financing order.



  LEGISLATIVE ACTIONS



     Under Massachusetts law, citizens have the ability to submit laws enacted by the Massachusetts legislature for approval or rejection directly by the voters by means of referendum petitions. In November 1998, the voters approved the restructuring statute by referendum. Massachusetts law does not provide for any additional referendum on the restructuring statute.


     In addition, under Massachusetts law, citizens have the ability to propose laws (and constitutional amendments) for approval or rejection by the voters by means of initiative petitions. Generally, any matter that is a proper subject of legislation can become the subject of an initiative. Among other procedural requirements, in order to qualify for submission to the electorate, an initiative petition must be submitted to the Massachusetts Attorney General signed by more than three percent of the total number of votes cast for governor in the preceding election. Among other matters, the Attorney General must certify that the initiative petition is not substantially the same as any measure which has been qualified for submission or submitted to the voters at either of the two preceding biennial state elections. The initiative petition becomes law if it is approved by voters equal in number to at least thirty percent of the total number of ballots cast in the election and also by a majority of voters voting on the petition.


     We are not aware of any proposed or pending initiative petition or of any proposed or pending legislation in the Massachusetts legislature that would affect any of the provisions of the restructuring statute other than bills proposing technical corrections, and we are not aware of any pending suit that challenges any of the provisions of the statute, relating to the issuance by the Massachusetts Department of Telecommunications and Energy of a financing order, the creation or characterization of the transition property or the issuance of "electric rate reduction bonds," such as the certificates.



     In the opinion of Palmer & Dodge LLP, counsel to the trust, under applicable constitutional principles relating to the impairment of contracts, The Commonwealth of Massachusetts could not repeal or amend the statute, either by means of the legislative process or the voter initiative process, or take or refuse to take any action required under its pledge described above if the repeal or amendment or the action or inaction would substantially impair the rights of the owners of the transition property or the certificateholders, absent a demonstration by The Commonwealth of Massachusetts that a "great public calamity" justifies a contractual impairment.



     There have been numerous cases in which legislative or popular concerns with the burden of taxation or governmental charges have led to adoption of legislation reducing or eliminating taxes or charges that supported bonds or other contractual obligations entered into by public instrumentalities. Courts have not considered these concerns by themselves to provide sufficient justification for a substantial impairment of the pledged security provided by the taxes or governmental charges for the bonds or obligations. Based on the case law referred to above (which, however, does not address directly the certificates and the pledge described above), it would appear unlikely that The Commonwealth of Massachusetts could reduce, modify or alter the transition property, or take or refuse to take any action regarding the transition property in a manner that would substantially impair the rights of the owners of the transition property or the certificateholders.



     Nonetheless, we cannot assure you that a repeal or amendment of the restructuring statute will not be adopted or sought or that any action or refusal to act by The Commonwealth of Massachusetts will not occur, any of which may constitute a violation of the Commonwealth's pledge with the owners of the transition property and the certificateholders. If a violation of this pledge occurred, costly and time consuming litigation might ensue. Any litigation might adversely affect the price of the certificates and your ability to resell the certificates and might delay the timing of distributions on the certificates. Moreover, given the lack of controlling judicial precedent directly addressing the certificates and the Commonwealth's pledge, we cannot predict the outcome of any litigation with certainty, and, accordingly, you could experience a delay in receipt of distributions on or incur a loss on your investment in the certificates.



  COURT DECISIONS



     If a court were to determine that the relevant provisions of the restructuring statute or the financing order are unlawful, invalid or unenforceable in whole or in part, it could adversely affect the validity of the certificates or the trust's ability to make distributions on the certificates, and would not trigger any requirement to repurchase the notes or indemnify you. In either case, you could suffer a loss on your investment in the certificates.

SHORTFALL IN RTC CHARGE PAYMENTS AS A RESULT OF INACCURATE FORECASTING OR UNANTICIPATED DELINQUENCIES COULD LEAD TO PAYMENT DELAYS OR LOSSES.



     Because the RTC charge is assessed based on kilowatt-hours of electricity consumed by customers, a shortfall of payments arising from the RTC charge could result if the servicer inaccurately forecasts electricity consumption or underestimates Customer delinquencies or charge-offs when setting the RTC charge. A shortfall could cause distributions on the certificates to be made later than expected or not at all. As a result, principal of the certificates may not be paid according to the expected amortization schedule, which would lengthen the weighted average life of the certificates. In addition, a change in energy consumption by customers may also result in principal of the certificates not being paid by the final maturity date of the certificates or not being paid at all. For the same reasons, payments of interest on the certificates could also be delayed or not made.



     Inaccurate forecasting of electricity consumption by the servicer could result from, among other things:


     - warmer winters or cooler summers, resulting in less electricity consumption than forecasted;

     - general economic conditions being worse than expected, causing Customers to migrate from Boston Edison's or a successor distribution company's service territory or reduce their electricity consumption;

     - the occurrence of a natural disaster, such as a hurricane or blizzard, unexpectedly disrupting electrical service and reducing consumption;

     - problems with energy generation, transmission or distribution resulting from a change in the market structure of the electric industry;


     - large customers ceasing business or departing Boston Edison's or a successor distribution company's service territory;



     - customers consuming less electricity because of increased conservation efforts; or



     - large customers switching to self-generation or co-generation of electric power without being required to pay an exit charge to mitigate the revenues lost by their reduced consumption of electricity delivered by Boston Edison or a successor distribution company. See "Energy Deregulation and New Massachusetts Market Structure."



     Inaccurate forecasting of delinquencies or charge-offs by the servicer could result from, among other things:



     - unexpected deterioration of the economy or the occurrence of a natural disaster, causing greater charge-offs than expected or forcing Boston Edison or a successor distribution company to grant additional payment relief to more customers;



     - a change in law that makes it more difficult for Boston Edison or a successor distribution company to disconnect nonpaying customers, or that requires Boston Edison or a successor distribution company to apply more lenient credit standards in accepting customers; or



     - the introduction into the energy markets of less creditworthy third party energy suppliers who collect and remit payments arising from the RTC charge to the servicer on behalf of customers.

CAP ON RTC CHARGE MAY LEAD TO INSUFFICIENT REVENUES TO MAKE PAYMENTS.



     You may experience payment delays or defaults on the certificates because the servicer will not be able to increase the RTC charge above Boston Edison's maximum permitted transition charge. The transition charge may not exceed 3.35 cents/kilowatt-hour. At the time of the issuance of the certificates, Boston Edison's transition charge is expected to be [ ] cents/kilowatt-hour. This
includes a projected RTC charge of [     ] cents/kilowatt-hour.



     The financing order provides that the transition charge will not be reduced below the RTC charge, although the RTC charge is still restricted by the transition charge cap of 3.35 cents/kilowatt-hour. If the RTC charge needs to be increased above the transition charge then in effect, the filing of a true-up advice letter with the Department to increase the RTC charge will also effect an increase in the transition charge, within the limits of the cap described above. See "Description of the Transition Property -- Transition Charge."


LIMITED RIGHTS AND REMEDIES MAY IMPAIR ABILITY TO REALIZE ON COLLATERAL


     If there is an event of default on the notes and the note trustee elects to foreclose on the transition property, the note trustee is unlikely to be able to resell the transition property because of its unique nature. In addition, although the seller is required to repurchase the transition property for a price equal to the outstanding principal amount of the notes and accrued interest under the limited circumstances described in "Description of the Transition Property -- Seller Representations and Warranties and Repurchase Obligation," we cannot assure you that the seller would be able to repurchase the transition property if it were required to do so.



     The requirement to repurchase the transition property would arise if, among other things, there has been a breach of the seller's representations and warranties as of the closing date that:


     - the financing order is in full force and effect and the issuance advice letter has been filed in accordance with the financing order;


     - the certificateholders are entitled to the protections of the statute and, accordingly, the financing order is not revocable by the Massachusetts Department of Telecommunications and Energy; or


     - the transition property constitutes a property right,


but only if a breach continues beyond a 90-day grace period and has a material adverse effect on certificateholders. See "Description of the Transition Property -- Seller Representations and Warranties and Repurchase Obligation."



     The seller will not be in breach of the representations and warranties in the sale agreement as a result of a change in law by legislative enactment, constitutional amendment or initiative petition. A repeal of the statute, an amendment voiding the transition property or the adoption of a federal statute prohibiting the recovery of transition costs are examples of changes in law. If any change in law were to occur, the servicer, on behalf of the certificateholders, would be required to bring legal action, at the note issuer's expense, seeking to overturn the change.



ADDITIONAL ISSUANCES OF CERTIFICATES MAY AFFECT PAYMENTS ON OUTSTANDING CERTIFICATES.



     The issuance of other certificates by a separate trust might delay or reduce the distributions that you receive on the certificates, because the revenues arising from Boston

Edison's transition charge will be shared among the various issuances of certificates. As a result, if collections of the transition charge are insufficient to pay interest on and principal of each series of outstanding certificates, the certificates the trust is offering will only receive their pro rata portion of the collections according to the ratio of the RTC charges otherwise applicable to the separate series of certificates. The terms of any new issuance of certificates secured by the remaining portion of Boston Edison's transition charge will not require the prior review or consent of certificateholders. The seller has, however, agreed in the transition property sale agreement not to sell other transition property to secure another issuance of notes and, in turn, another issuance of certificates if it would cause the then existing ratings on the certificates to be downgraded. Further, the servicer may not ultimately be able to increase the RTC charge for the certificates to generate revenues sufficient to pay the fees and expenses of servicing and retiring the notes and the certificates and interest on and principal of the certificates.



LITIGATION AND OTHER EVENTS IN JURISDICTIONS OTHER THAN MASSACHUSETTS COULD ADVERSELY AFFECT CERTIFICATEHOLDERS



     A legal action successfully challenging under the U.S. Constitution or other federal law a state restructuring statute similar to the Massachusetts restructuring statute adopted by a jurisdiction other than Massachusetts could establish legal principles that would serve as a basis to challenge the restructuring statute. Whether or not a subsequent court challenge to the restructuring statute would be successful would depend on the similarity of the other statute and the applicability of the legal precedent to the restructuring statute. Although the restructuring statute would not become invalid automatically as a result of a court decision invalidating another state's statute, such a decision could establish a legal precedent for a successful challenge to the restructuring statute that could adversely affect certificateholders. Accordingly, the market value of the certificates could be reduced. In addition, legal challenges, legislative, administrative, political or other actions in other states challenging stranded cost recovery or securitization of stranded cost recovery could adversely affect the market for certificates. Legal challenges brought in jurisdictions other than Massachusetts would not, however, directly affect the restructuring statute or the interests of the certificateholders. Similarly, legislative, administrative, political or other actions in other states (such as California which has already implemented a competitive market structure for its electric generation industry) would not directly impact the restructuring statute or the interests of certificateholders but could heighten awareness of the political and other risks associated with these types of securities as perceived by the capital markets, and in that way, limit the ability of certificateholders to resell the certificates and impair their value. We cannot assure you that future challenges to stranded cost recovery or stranded cost securitizations in other states will not significantly impair your ability to resell the certificates and the value of the certificates.


PROBLEMS WITH THE SERVICING OF TRANSITION PROPERTY MAY CAUSE PAYMENT DELAYS OR LOSSES.


  CHANGE IN SERVICER MAY LEAD TO PAYMENT DELAYS OR LOSSES.



     If, as a result of insolvency or liquidation or otherwise, Boston Edison were to cease servicing the transition property, determining any adjustments to the RTC charge or collecting payments arising from the RTC charge, it may be difficult to find a suitable successor servicer. As a result, the timing of recovery of payments arising from the RTC charge could be delayed. The note issuer will rely on the servicer to determine any adjustments to the RTC charge and for customer billing and collection. Any successor servicer may have less experience than Boston Edison and less capable forecasting, billing and collection systems than those employed by Boston Edison. Given the complexity of the tasks to be performed by the servicer and the expertise required, a successor servicer may experience difficulties in collecting payments arising from the RTC charge and determining appropriate adjustments to the RTC charge.



     The servicing fee would likely increase if the note issuer were to engage a successor servicer. In addition, any successor servicer under current law may not be able to invoke the remedy of shutting off service to a customer for nonpayment of the RTC charge and thus may experience higher delinquencies. Also, a change in the servicer will cause payment instructions to change, which may lead to a period of disruption in which customers continue to remit payment according to the former payment instructions, resulting in delays in collection that could result in payment delays on the certificates.



  BILLING OF THE RTC CHARGE BY THIRD PARTY SUPPLIERS MAY CAUSE DELAYS IN REMITTANCES.



     When a third party supplier bills, collects and remits the RTC charge to the servicer, there is a greater risk that the servicer will receive payments arising from the RTC charge later than it otherwise would. A third party supplier is an entity that supplies energy to customers and has contracted with the servicer to bill and collect the RTC charge. The risk of nonpayment due to default, bankruptcy or insolvency of the third party supplier holding the funds will increase the longer that the delay in receipt of payment lasts. Third party supplier billing also places increased information requirements on the servicer. The servicer has the responsibility of accounting for payments arising from the RTC charge due to certificateholders regardless of which entity bills customers for the RTC charge.



     Any third party supplier that bills and collects payments arising from the RTC charge will be required to pay these amounts, regardless of whether payments are received from customers, within 15 days after the servicer's bill to the third party supplier. The third party supplier will, in effect, replace the customer as the obligor for these amounts, and the servicer, on behalf of the note issuer, will have no right to collect the payments arising from the RTC charge from the customer. Therefore, the servicer will be relying on the credit of the third party supplier, rather than on the credit of the customers. In addition, to the extent that a few third party suppliers bill and collect the RTC charge, the note issuer may be relying on a small number of third party suppliers, rather than a large number of customers, to remit payments arising from the RTC charge. In this case, a default in the remittance of payments arising from the RTC charge by a single third party supplier that bills and collects the RTC charge from a large number of customers may adversely affect the timing of distributions on the certificates. See "Servicing -- Third Party Suppliers."



     Neither Boston Edison nor the servicer will pay any shortfalls resulting from the failure of any third party supplier to remit payments arising from the RTC charge to the servicer. Although the servicer will take into account revenue shortfalls arising from a default by a third party supplier when periodically adjusting the RTC charge, any shortfalls that occur may cause delays in distributions on the certificates.



  POSSIBLE PAYMENT DELAYS MAY RESULT FROM THE YEAR 2000 COMPUTER ISSUE.



     The year 2000 computer issue could cause significant delays in distributions to certificateholders. The year 2000 computer issue is the result of computer programs that were written using two digits rather than four to define an applicable year. Boston Edison uses various software applications and embedded chip technology that could be affected by the year 2000 computer issue. If computer programs with date-sensitive functions are not year 2000 compliant, they may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions of operations. Possible disruptions to Boston Edison's operations, include, among other things, the inability of Boston Edison, as servicer, to bill and collect the RTC charge, and the inability of Boston Edison to meter electricity usage. In addition, the year 2000 computer issue could cause Boston Edison or its suppliers to fail to deliver electricity. In that event, revenues arising from the RTC charge may decrease because the RTC charge is calculated based on electricity usage by customers. This also could result in delays in distributions on the certificates. See "The Seller and Servicer -- Year 2000 Computer Issue."


BANKRUPTCY AND CREDITORS' RIGHTS ISSUES


  BANKRUPTCY OF SELLER COULD DELAY OR REDUCE PAYMENTS ON CERTIFICATES AND ADVERSELY AFFECT THE ABILITY TO RESELL TRANSITION PROPERTY.



     If the seller were to become a debtor in a bankruptcy case, and a creditor or bankruptcy trustee of the seller or the seller itself as debtor in possession were to take the position that the transition property constituted property of the seller's bankruptcy estate, and a court were to adopt this position, then delays or reductions in payments on the certificates could result. For example, a creditor or bankruptcy trustee of the seller or the seller itself as debtor in possession might argue that the sale of the transition property to the note issuer was a loan to the note issuer from the seller, secured by a pledge of the transition property. Regardless of any adverse determination in a seller bankruptcy proceeding, the mere fact of a seller bankruptcy proceeding could have an adverse effect on the resale market for the certificates and the market value of the certificates.



     Because the RTC charge is a usage-based charge, if the seller were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, the seller, or the seller itself as debtor in possession could argue that the note issuer should pay a portion of the costs of the seller associated with the generation, transmission or distribution of the electricity the price of which gave rise to the payments arising from the RTC charge that are used to make distributions on the certificates. If a court were to adopt this position, the amounts paid to the note trustee, and thus to the holders of the certificates, could be reduced.



     Regardless of whether the seller is the debtor in a bankruptcy case, if a court were to accept the arguments of a creditor of the seller that transition property comes into existence only as customers use electricity, a tax, government lien or other lien on property of the seller arising before the transition property came into existence may have priority over the note issuer's interest in the transition property, which could reduce the amounts distributed to certificateholders. See "Description of the Transition Property--Bankruptcy and Creditors' Rights Issues".



  BANKRUPTCY OF THE SERVICER OR A THIRD PARTY SUPPLIER COULD ALSO DELAY OR REDUCE PAYMENTS.



     The bankruptcy or insolvency of the servicer or a third party supplier could result in delays or reductions in distributions on the certificates. Each of the servicer and any third party supplier will remit payments arising from the RTC charge out of its general funds and will not segregate these amounts from its general funds. In the event of a bankruptcy of the servicer or a third party supplier, the note trustee likely will not have a perfected interest in commingled funds and the inclusion of the commingled funds in the bankruptcy estate of the servicer or third party supplier may result in delays in distributions on the certificates. Furthermore, if the servicer is in bankruptcy, it may stop performing its functions as servicer and it may be difficult to find a third party to act as successor servicer. See "-- Problems with the servicing of transition property may cause payment delays or losses -- changes in servicer may lead to payment delays or losses."



POSSIBLE FEDERAL PREEMPTION OF THE STATUTE MAY PROHIBIT RECOVERY OF THE RTC CHARGE.



     Federal preemption of the statute could prevent certificateholders from receiving distributions on the certificates, and cause a loss on their investment in the certificates. The Massachusetts electric industry governed by federal law and regulated by the Federal Energy Regulatory Commission. In the past, bills have been introduced in Congress to prohibit the recovery of charges similar to the RTC charge. Although Congress has not enacted any law that would prohibit the recovery of charges similar to the RTC charge, it may do so in the future. Enactment of a federal law prohibiting the recovery of charges similar to the RTC charge might have the effect of preempting the statute and thereby prohibiting the recovery of the RTC charge, which would cause delays and losses on the payment of the certificates.



NATURE OF THE CERTIFICATES


  RESALE MARKET IS LIMITED.


     We cannot assure you that you will be able to resell the certificates or that a trading market for the certificates will develop or, if one does develop, that it will continue for the life of the certificates. We do not expect to list the certificates on any securities exchange.


  HIGH RATINGS DO NOT MEAN THAT PAYMENTS WILL BE MADE ON TIME.


     You should understand that the ratings of the certificates issued by nationally recognized statistical rating organizations address only the likelihood of the ultimate distribution of principal by the legal maturity date and the timely distribution of interest on the certificates. A rating is not an indication that these rating organizations believe that principal payments are likely to be distributed on time according to the expected amortization schedule. You should not rely on ratings for that purpose.


  POSSIBILITY OF EARLY REDEMPTION MAY LEAD TO LOWER RETURN ON INVESTMENT.


     The note issuer has the option to redeem all of the outstanding notes on any payment date if, after giving effect to the payments that would otherwise be made on that payment date, the outstanding principal balance of the notes would be less than five percent of the initial principal balance of the notes. In addition, the note issuer may be required to redeem the notes if the seller is required to repurchase the transition property as a result of a breach of the seller's representations and warranties in the sale agreement as described under "Description of the Transition Property -- Seller Representations and Warranties and Repurchase Obligation." Redemption of the notes will require the certificate trustee to redeem the certificates. Redemption will cause the certificates to be retired earlier than would otherwise be expected. We cannot predict whether the note issuer will redeem the notes, or whether you will be able to receive an equivalent rate of return on reinvestment of the proceeds arising from any redemption.

                                 DEFINED TERMS



     Capitalized terms used in this prospectus are defined in the glossary, which begins on page 81.


                             AVAILABLE INFORMATION


     BEC Funding LLC, the note issuer, has filed a registration statement relating to the certificates and the notes with the Securities and Exchange Commission. This prospectus is a part of the registration statement. This prospectus, together with the prospectus supplement, describes the material terms of each material document filed as an exhibit to the registration statement. This prospectus and the prospectus supplement do not, however, contain all of the information contained in the registration statement and related exhibits. You can inspect the registration statement and the related exhibits without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. You may obtain copies of the registration statement and related exhibits at the above locations at prescribed rates. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. You can also inspect information filed electronically with the Commission, including reports and proxy and information statements, at the Commission's site on the World Wide Web at http://www.sec.gov.



     The note issuer will file annual, quarterly and special reports and other information with the Securities and Exchange Commission. The note issuer may stop filing periodic reports with the Commission at the beginning of any fiscal year following the issuance of the certificates if there are fewer than 300 holders of the certificates.


                               REPORTS TO HOLDERS


     During any period when the trust issues the certificates in book-entry form, Boston Edison Company, acting as the servicer of the property securing the notes, or a successor servicer, will provide periodic reports concerning the certificates. You may obtain copies of the periodic reports by requesting them from your broker or dealer. If you are the registered holder of the certificates, you will receive the reports from the certificate trustee. See "Description of the Notes -- Reports to Noteholders" and "Description of the Certificates -- Reports to Certificateholders."


                    INCORPORATION OF DOCUMENTS BY REFERENCE


     All reports and other documents filed by the note issuer with the Securities and Exchange Commission after the date of this prospectus and prior to the termination of this offering will be incorporated by reference in this prospectus and considered to be part of this prospectus. Any statement in this prospectus or in the prospectus supplement, or in a document incorporated or deemed to be incorporated by reference, will be deemed to be modified or superseded if the note issuer files a document that modifies that statement. Any statement as modified or superseded shall constitute a part of this prospectus or the prospectus supplement.

     You can request from the note issuer a free copy of any document incorporated by reference in the registration statement (except exhibits) by writing to BEC Funding LLC at 800 Boylston Street, 35th Floor, Boston Massachusetts 02199, or by calling (617) 369-6000.

           ENERGY DEREGULATION AND NEW MASSACHUSETTS MARKET STRUCTURE


     The electric utility industry is experiencing intensifying competitive pressures in the electricity generation market. Historically, electric utilities operated as regulated monopolies in their service territories and were the primary suppliers of electricity. In Massachusetts, the Massachusetts Department of Telecommunications and Energy (formerly the Department of Public Utilities) set electric companies' rates based upon their costs of providing services and allowing for a reasonable return on their prudent capital investments. Changes to the traditional legal and regulatory framework and market structure are occurring at both the state and federal levels.


STATUTORY OVERVIEW


     At the state level, we expect that the Massachusetts electric industry will change dramatically in the near future because of the enactment of Chapter 164 of the Massachusetts Acts of 1997, referred to as the "restructuring statute" and the completion of related restructuring settlement agreements between the Department and Massachusetts electric companies. The restructuring statute was enacted in November 1997 and established a comprehensive framework for the restructuring of the Massachusetts electric industry. The restructuring statute required that on or before January 1, 1998, electric companies file a plan for restructuring their operations to allow for retail competition in electricity generation supply. See "-- Settlement Agreement."



     Under the restructuring statute, approval of an electric company's restructuring plan permits an electric company to recover transition costs through a transition charge, which is a separate charge assessed to ratepayers based on consumption of electricity. Generally, transition costs consist of the costs of prudently incurred investments and obligations that an electric company may not be able to recover through market-based rates in a competitive electricity generation market. The restructuring statute requires that an electric company take reasonable steps to mitigate to the maximum extent possible the total amount of its transition costs. Approval of a restructuring plan by the Department means, among other things, that the Department has found reasonable mitigation of transition costs by the electric company submitting the plan. The restructuring statute also permits an electric company to cause a special purpose entity to issue securities, such as the certificates, secured by the revenues arising from a portion, which may become all, of its transition charge, if doing so will result in savings to ratepayers.



     The restructuring statute also contemplates that an electric company's customers will be permitted to contract with third party suppliers of electricity and that the company will continue to distribute electricity whether generated by itself or a third party supplier on a regulated basis. The restructuring statute provides that retail customers may choose their electricity supplier as of March 1, 1998. Customers who do not choose another electricity supplier may continue to buy electricity from the utility.


SETTLEMENT AGREEMENT


     In January 1998, the Department determined that Boston Edison's restructuring settlement agreement substantially complied with the provisions of the restructuring statute. The settlement agreement provides for, among other things, an accounting of Boston Edison's transition costs, efforts to mitigate the transition costs and rates for Boston Edison's electricity generation, transmission, distribution and other services. To meet rate reduction requirements in its settlement agreement and to mitigate the amount of its transition costs, Boston Edison has divested its fossil generating assets and its nuclear generation assets. As part of its settlement agreement, Boston Edison's rates include a transition charge designed to recover its transition costs.

EXIT CHARGE


     Although the RTC charge is nonbypassable, meaning that customers must pay it whether or not they purchase energy from Boston Edison or a third party supplier of energy, and whether or not their distribution system is being operated by Boston Edison or a successor distribution company, customers may reduce their electricity usage through the use of on-site generation or cogeneration equipment. As a result, revenues generated by the RTC charge may decrease. The statute contemplates that a customer that reduces purchases of electricity through the operation of, or purchases from operators of, on-site generation or cogeneration equipment may be required to pay an exit charge. The servicer would remit to the note trustee a pro rata portion of the exit charge based on the amount attributable to the RTC charge. However, a customer will not have to pay an exit charge if:



     - the customer provided less than or equal to ten percent of the annual gross revenues collected by Boston Edison (or a successor distribution company) in the year prior to the customer leaving the distribution system; provided, that if two or more customers who, at any time within a 36-month period, leave the distribution system, represent in the aggregate ten percent or more of the annual gross revenues collected by Boston Edison (or a successor distribution company) in the year prior to exit from the distribution system, these customers will pay an exit charge based upon that portion of the annual gross revenues that is above ten percent;



     - the customer reduces purchases through the operation of, or purchases from, on-site renewable energy technologies, fuel cells or cogeneration equipment with a combined heat and power system efficiency of at least 50%; or



     - the customer reduces purchases through the operation of, or purchases from, an on-site generation or cogeneration facility of 60 kilowatts or less.



     Any exit charge may be equal to but no greater than the expected value of the transition charge payments the customer would have paid but for the operation of on-site generation or cogeneration equipment. If the Department determines that on-site generation and cogeneration activities will cause a decrease in future purchases of electricity and transition charge payments and that a decrease will have a significant adverse impact on electric bills to be paid by other customers in Boston Edison's or a successor distribution company's service territory during the remaining period of transition cost recovery, then the Department may order an exit charge to be paid upon terms and criteria as it determines, notwithstanding the exceptions listed above.


RECONCILIATION


     The restructuring statute also provides that the Department will review, at intervals of not less than every 18 months from the date of the financing order, each financing order creating an irrevocable right for an electric company to recover a portion, which may become all, of its transition charge to pay interest on and principal of electric rate reduction bonds, such as the certificates. The review will be limited to a comparison of assumed transition costs based on assumed mitigation to the actual transition costs determined through actual mitigation. If the amount of transition costs authorized to be recovered through a financing order exceeds the actual amount of those transition costs, then the electric company will pay ratepayers with a uniform rate credit based on usage that in total equals the amount of the excess. The financing order provides that any reconciliation or adjustment will not affect the RTC charge.

THIRD PARTY BILLING OPTIONS


     The restructuring statute authorizes and directs the Department to commence an investigation and study of consolidated billing options starting on or after January 1, 2000. The investigation would consider the manner in which metering, meter maintenance and testing, customer billing and information services have been provided by distribution companies, such as Boston Edison, since March 1, 1998 to analyze and determine, among other things, whether those services should be unbundled from other distribution services and provided through a competitive market. The study would also include an investigation and review of whether the exclusivity of electric company distribution service territories should be terminated or altered in any manner. If the Department determines that those services should be unbundled and subjected to competition, or that territorial exclusivity should be terminated or altered in any manner, the Department must, no later than January 1, 2001, file its recommendations, along with drafts of legislation necessary to implement its recommendations, with the Massachusetts legislature. The Department's financing order issued to Boston Edison provides credit and remittance criteria for third party suppliers to accommodate the billing of the RTC charge by third party suppliers. A third party supplier is an entity that supplies energy to customers and has contracted with the servicer to bill and collect the RTC charge. See "Risk Factors -- Problems with the servicing of transition property may cause payment delays or losses -- Billing of the RTC charge by third party suppliers may cause delays in remittances."


FEDERAL INITIATIVES


     In addition to the changes occurring in the Massachusetts market and regulatory environment discussed throughout this section, federal legislative efforts may also significantly alter the national market for electricity. For example, at the federal level, the National Energy Policy Act of 1992 was designed to increase competition in the wholesale electric generation market by easing regulatory restrictions on producers of wholesale power and by authorizing the Federal Energy Regulatory Commission to mandate access to electric transmission systems by wholesale power generators. See "Risk
Factors -- Possible federal preemption of the restructuring statute may prohibit recovery of the RTC charge."


                     DESCRIPTION OF THE TRANSITION PROPERTY


     The restructuring statute and Boston Edison's restructuring settlement agreement with the Massachusetts Department of Telecommunications and Energy permit Boston Edison to recover transition costs through the assessment of a transition charge, although Boston Edison has a duty to mitigate its transition costs. Examples of transition costs include the costs of electricity generation facilities, power purchase contracts with third-party generators of electricity and regulatory assets. Regulatory assets reflect incurred costs that otherwise would have been expensed, but have been capitalized because those costs probably would have been recovered in future rates under the traditional ratemaking structure.


FINANCING ORDER AND ISSUANCE ADVICE LETTER


     The restructuring statute authorizes the Department to issue a financing order, which is a regulatory order that approves the amount of Boston Edison's transition costs that it is permitted to finance through the issuance of electric rate reduction bonds, such as the certificates. On December 3, 1998, Boston Edison filed its application for a financing order with the Department. The Department issued a financing order dated April 2, 1999, which authorizes the issuance of approximately $805 million aggregate principal amount of the certificates, although Boston Edison must still demonstrate savings to ratepayers.



     The financing order, together with the issuance advice letter, establishes, among other things, the RTC charge, to recover reimbursable transition costs amounts specified in the financing order. The RTC charge is nonbypassable in that customers must pay it whether or not they purchase energy from Boston Edison or a third party supplier of energy, and whether or not their distribution system is being operated by Boston Edison or a successor distribution company. The restructuring statute provides that the right to collect payments based on the RTC charge is a property right which may be pledged, assigned or sold in connection with the issuance of the certificates. Under the statute and the financing order, the owner of the transition property is entitled to assess the RTC charge until it has received payments from customers sufficient to retire all outstanding notes and certificates and to pay fees and expenses of servicing and retiring the notes and the certificates. The RTC charge, as adjusted from time to time, is a portion, which may become all, of the transition charge and will be expressed as an amount per kilowatt-hour of electricity usage by a customer. The RTC charge will not be separately identified on customer bills, although customer bills will note that a portion of the transition charge has been sold to the note issuer.



     The financing order requires the seller to submit an issuance advice letter relating to the certificates to the Department. The issuance advice letter will establish the initial RTC charge and become effective when it is filed with the Department. The financing order permits the Servicer to file requests, referred to as true-up advice letters, to adjust up or down the RTC charge at various times, to enhance the likelihood of retirement of each class of certificates on a timely basis. See "-- Adjustments to the RTC charge."


TRANSITION PROPERTY


     The transition property is a property right consisting of the right, title and interest to all revenues, collections, claims, payments, money or proceeds of or arising from the RTC charge. The notes will be secured by the transition property, as well as the other note collateral described under "Description of the Notes -- Security."


TRANSITION CHARGE


     The transition charge is designed to recover on a fully reconciling basis all of Boston Edison's transition costs. The transition charge is the rate mechanism through which Boston Edison is allowed to recover its transition costs. It is determined according to the methodology specified in Boston Edison's settlement agreement and subsequent proceedings before the Department under that settlement agreement. The transition charge may increase or decrease as a result of the variable component described below, but may not exceed 3.35 cents/kilowatt-hour under the settlement agreement. The RTC charge is a portion, which may become all, of the transition charge, established by the financing order to recover reimbursable transition costs amounts specified in the order. See "Risk Factors -- Cap on RTC charge may lead to insufficient revenues to make payments."



     The transition charge consists of both a fixed and variable component. The fixed component consists of the portion of the transition costs whose amounts have been set at the time of the settlement agreement or in subsequent proceedings. In general, the dollar amounts of the fixed component do not change. The following are examples of transition costs included in the fixed component of the transition charge:


     - the net balance of Boston Edison's unrecovered investment in its fossil generation assets and related regulatory assets;

     - the retail share of the net balance of Boston Edison's unrecovered investment in the Pilgrim nuclear power station and related regulatory assets; and

     - the prefunded balance of Boston Edison's portion of the decommissioning trust being transferred to the buyer in connection with the sale of the Pilgrim nuclear power station.


The financing order authorizes the recovery of the fixed component through the RTC charge.


     The variable component consists of the portion of the transition costs the amount of which have been estimated in the settlement agreement. The amounts in the variable component will be reconciled to the actual amounts and will vary over time. The following are examples of transition costs included in the variable component of the transition charge:

     - Pilgrim nuclear power station fixed operating costs;

     - above-market payments to power suppliers under Boston Edison's long-term power purchase contracts;

     - above-market fuel transportation costs;

     - employee retraining and severance costs;

     - damages, costs, or net recoveries from claims associated with Boston Edison's generating business that accrued prior to sale that were not assigned to the buyers; and

     - payments by Boston Edison in lieu of property taxes to the Town of Plymouth, Massachusetts to compensate the town for the loss of property tax revenues.


     The transition charge may increase or decrease while the certificates are outstanding because the amount of the variable component will fluctuate. In addition, Boston Edison will make payments to the Town of Plymouth and for employee retraining and severance costs the amounts of which cannot be estimated at this time. These payments will constitute transition costs and will increase the transition charge.



     The financing order provides that the transition charge will not be reduced below the RTC charge, although the transition charge is still limited by the transition charge cap of 3.35 cents/kilowatt-hour. If the RTC charge needs to be increased above the transition charge then in effect, the filing of a true-up advice letter with the Department to increase the RTC charge will also effect an increase in the transition charge, within the limits of the cap described above.



     The Massachusetts restructuring statute provides that Boston Edison must meet the required rate reduction on or before September 1, 1999 and that the rate reduction, adjusted up or down for inflation, will remain in effect through December 31, 2004. If Boston Edison's rates, including the transition charge, exceed the maximum total rate permitted during the required rate reduction period, then the Department will adjust Boston Edison's rates and charges other than the RTC charge to the extent necessary to achieve the required rate reduction. To the extent that the Department adjusts these other charges, and Boston Edison is not allowed to collect on a current basis any rate or charge that it would otherwise be entitled to collect, the portion of these rates or charges not collected on a current basis shall be deferred at the carrying charge in effect for those charges.



ADJUSTMENTS TO THE RTC CHARGE



     Initially and during the life of the certificates, at least annually the servicer will calculate and set the RTC charge at a level estimated to generate revenues sufficient to pay fees and expenses of servicing and retiring the notes and the certificates, to pay interest on and principal of the certificates and to fund and replenish other subaccounts as required for the upcoming year. The servicer will increase or decrease the RTC charge over the life of the certificates as a result of several factors, including:


     - changes in electricity sales forecasts;

     - changes in payment patterns and charge-off experience (including defaults by third party suppliers);


     - changes in any ongoing fees, costs and expenses related to the notes and the certificates; and



     - unpaid interest on or deferred principal of the notes.



If the servicer estimates that the RTC charge in effect at any given time will collect payments in excess of that necessary to meet required payments, then the servicer may reduce the RTC charge. The adjustments to the RTC charge will continue until all interest on and principal of all classes of notes and related classes of certificates have been paid or distributed in full.



     The RTC charge will be a portion (which may be adjusted to be all) of Boston Edison's transition charge. As a result, the RTC charge may be limited by Boston Edison's maximum permitted transition charge, which in no event may exceed 3.35 cents/kilowatt-hour. Therefore, the servicer may not always be able to increase the RTC charge to meet anticipated payments of interest on and principal of the certificates and as a result distributions on the certificates may be delayed or you may suffer a loss on your investment.



     The financing order provides that the servicer will file true-up advice letters periodically as follows:



     - the servicer will file a routine true-up advice letter with the Department annually prior to each anniversary of the financing order, with resulting adjustments up or down to the RTC charge to become effective on the first day of the next succeeding calendar month, or the date as may be specified in the true-up advice letter, so long as the effective date is at least 15 days after the filing of the true-up advice letter;



     - the servicer may file a routine true-up advice letter with the Department before the end of any calendar quarter or payment date, with resulting adjustments up or down to the RTC charge to become effective on the first day of the next succeeding calendar month, or the date as may be specified in the true-up advice letter, so long as the effective date is at least 15 days after the filing of the true-up advice letter; and



     - the servicer will file a non-routine true-up advice letter with the Department if the method it uses to calculate the RTC charge requires modifications to more accurately project and generate adequate revenues, with the modifications to become effective when reviewed and approved by the Department within 60 days after filing.



True-up advice letters will take into account amounts available in the general subaccount and reserve subaccount, and amounts necessary to fund the overcollateralization subaccount and to replenish the capital subaccount to their required levels, in addition to amounts payable on the notes and the certificates and related fees and expenses.


PLEDGE BY THE COMMONWEALTH OF MASSACHUSETTS


     The Commonwealth of Massachusetts has pledged and agreed with the note issuer, the trust and the certificateholders that it will not alter the provisions of the statute that make the RTC charge irrevocable and binding or limit or alter the transition property or the financing order until the certificates are fully paid and discharged.


SALE AND ASSIGNMENT OF TRANSITION PROPERTY


     The seller has agreed in the transition property sale agreement not to sell transition property to secure another issuance of notes, and, in turn, certificates, if it would cause the then existing ratings on the certificates to be downgraded.



     On the issuance date of the certificates, the seller will sell and assign to the note issuer, without recourse, its entire interest in the transition property. The note issuer will apply the net proceeds from the sale of the notes to purchase the transition property. The seller's financial statements will indicate that it is not the owner of the transition property, and for financial reporting and tax purposes the seller will treat the notes as representing debt of the seller.


SELLER REPRESENTATIONS AND WARRANTIES AND REPURCHASE OBLIGATION


     In the transition property sale agreement, the seller will represent and warrant to the note issuer, as of the closing date, among other things, that:



     (a) the information describing the seller in "The Seller and Servicer" section of the prospectus is correct in all material respects;



     (b) the seller has transferred the transition property, free and clear of all security interests, liens, charges and encumbrances (other than any created by Section 1H(e) of Chapter 164 of the Massachusetts General Laws and any in favor of the note issuer);



     (c) the transition property has been validly transferred and sold to the note issuer and all filings (including filings with the Massachusetts Department of Telecommunications and Energy under the statute) necessary in any jurisdiction to give the note issuer an ownership interest in the transition property have been made (subject to any lien created by Section 1H(e) of Chapter 164 of the Massachusetts General
         Laws);



     (d) under the laws of The Commonwealth of Massachusetts (including the statute) and the United States in effect on the closing date:


        - the financing order pursuant to which the transition property has been created is in full force and effect;


        - the certificateholders are entitled to the protections of the statute and, accordingly, the financing order is not revocable by the Department;



        - The Commonwealth of Massachusetts may not alter the provisions of the statute that make the RTC charge irrevocable and binding, limit or alter the transition property, the financing order and all rights thereunder, in a manner that would substantially impair the rights of certificateholders, absent a demonstration by the Commonwealth that a "great public calamity" justifies a contractual impairment, until the certificates, together with accrued interest, are fully met and discharged;


        - the process by which the financing order was adopted and approved, and the financing order and issuance advice letter, comply with all applicable laws, rules and regulations;

        - the issuance advice letter has been filed in accordance with the financing order;

        - the Department may not, either by rescinding, altering or amending the financing order, in any way reduce or impair the value of the transition property either directly or indirectly by taking reimbursable transition costs amounts into account when setting other rates for the seller, in a manner that would substantially impair the rights of certificateholders, absent a demonstration by The Commonwealth of Massachusetts that a "great public calamity" justifies a contractual impairment, until the certificates, together with accrued interest, are fully met and discharged; and


        - no approval or filing with any other governmental body is required in connection with the creation of the transition property, except those that have been obtained or made;


     (e) based on information available to the seller on the closing date, the assumptions used in calculating the initial RTC charge are reasonable and are made in good faith;



     (f) on the effectiveness of the issuance advice letter:


        - all of the transition property constitutes an existing property right;


        - the transition property consists of the right, title and interest in and to all revenues, collections, claims, payments, money, or proceeds of or arising from the RTC charge, as adjusted from time to time, and all rights to obtain adjustments to the RTC charge pursuant to the financing order; and



        - the owner of the transition property is legally entitled to collect payments arising from the RTC charge in the aggregate sufficient to pay the interest on and principal of the notes, to pay the fees and expenses of servicing the notes and the certificates and to fund the overcollateralization subaccount to the required overcollateralization level until the notes and the certificates are paid in full.



     (g) the seller is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts, with corporate power and authority to own its properties as owned on the closing date and to conduct its business as conducted by it on the closing date and to execute, deliver and perform the terms of the sale agreement;



     (h) the execution, delivery and performance of the sale agreement have been duly authorized by all necessary corporate action on the part of the seller;



     (i) the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' or secured parties' rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or law;



     (j) the consummation of the transactions contemplated by the sale agreement do not conflict with the seller's articles of organization or by-laws or any material agreement to which the seller is a party or bound, result in the creation or imposition of any lien upon the seller's properties pursuant to the terms of a material agreement (other than any that may be granted under the transaction documents or any lien created by Section 1H(e) of Chapter 164 of the Massachusetts General
         Laws) or violate any existing law or any existing order, rule or regulation applicable to the seller;

     (k) no governmental approvals, authorizations or filings are required for the seller to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made; and



     (l) except as disclosed to the note issuer, no court or administrative proceeding is pending and, to the seller's knowledge, no court or administrative proceeding is threatened and, to the seller's knowledge, no investigation is pending or threatened:


        - asserting the invalidity of, or seeking to prevent the consummation of the transactions contemplated by, the sale agreement;


        - seeking a determination that might materially and adversely affect the performance by the seller of its obligations under the sale agreement; or



        - which might adversely affect the federal or state income tax classification of the notes or the certificates as debt.



     Notwithstanding the above, the seller makes no representation or warranty that any amounts actually collected arising from the RTC charge will in fact be sufficient to meet payment obligations on the notes or that assumptions made in calculating the RTC charge will in fact be realized.



     If either a court of competent jurisdiction shall by final order determine or the seller shall admit that, as of the closing date, there existed a breach by the seller of any representation specified in clause (d) or clause (f) above that has a material adverse effect on the certificateholders, the seller will be obligated to repurchase the transition property from the note issuer at a purchase price equal to the outstanding principal amount of the notes and all accrued and unpaid interest, excluding any premium or penalty of any kind; provided, however, that the seller shall not be obligated to repurchase the transition property if:



     (a) within 90 days after the date of determination or admission of breach, the breach is cured or the seller takes remedial action so that there is not and will not be a material adverse effect on the certificateholders as a result of the breach; and



     (b) the seller either:



        - if the seller had, immediately prior to the date of determination or admission of breach, a long term debt rating of at least "A3" by Moody's Investors Service, Inc. and "BBB" by Standard & Poor's or the equivalent by each of the other nationally recognized statistical rating organizations, enters into a binding agreement with the note issuer to pay any amounts necessary so that all interest payments due on the notes during the 90-day period will be paid in full; or



        - if the seller does not have these long term debt ratings immediately prior to the date of determination or admission of breach, and, within two business days after the date of determination or admission of breach, deposits an amount in escrow with the note trustee sufficient to pay all interest payments, taking into account amounts available in the collection account, which will become due on the notes during the 90-day period.



Any escrowed amounts will be used by the note trustee to make interest payments if there are not sufficient funds otherwise available. The sale agreement provides that any change in the law by legislative enactment, constitutional amendment or initiative petition that renders any of the representations and warranties untrue would not constitute a breach under the sale agreement.

     If either a court of competent jurisdiction shall by final order determine or the seller shall admit that, as of the closing date, there existed a breach by the seller of any other representation or warranty specified in clauses (b),
(c), (g), (h), (i) or (j) above that has a material adverse effect on the certificateholders, if, within 90 days after the date of determination or admission of breach, the breach has not been cured and the seller has not taken remedial action so that there is not and will not be a material adverse effect on the certificateholders as a result of the breach, then the seller shall be required to repurchase the transition property for the repurchase price described above. After the payment by the seller of the repurchase price, no person or entity shall have any other claims, rights or remedies against the seller under or arising from the sale agreement, except for the indemnity rights of the indemnified persons described below.



     In the event of a breach of any representation or warranty in the sale agreement other than those that trigger the seller's repurchase obligation, the seller shall be required to indemnify, defend and hold harmless the note issuer against any costs, expenses, losses, claims, damages and liabilities incurred as a result of the breach; provided, however, the seller may, at its election and in full satisfaction of its indemnity obligation, repurchase the transition property at the repurchase price described above, in which case no person or entity shall have any claims, rights or remedies against the seller under or arising from the sale agreement, except for the indemnity rights of the indemnified persons described below. The remedies provided for in the sale agreement are the note issuer's sole and exclusive remedies against the seller for breach of its representations and warranties in the sale agreement.



     In addition, the seller shall indemnify and hold harmless the note trustee, the Delaware trustee, the certificate trustee, the state agencies and any of their respective affiliates, officers, directors, employees and agents against any expenses (including legal fees and expenses), losses, claims, taxes, damages and liabilities incurred by any of these persons as a result of a breach by the seller of its representations and warranties in the sale agreement, except to the extent of amounts either resulting from the willful misconduct or gross negligence of the indemnified person or resulting from a breach of a representation or warranty made by the indemnified person in the transaction documents that gives rise to the seller's breach.



     The seller will also agree to take any legal or administrative action, including defending against or instituting and pursuing legal actions, as may be reasonably necessary to protect the note issuer and the certificateholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued would result in a breach of any representation described above. The seller shall be reimbursed by the servicer for the costs and expenses of taking these actions. The seller will also agree that it will not at any time assert any security interest, lien, charge or encumbrance against the transition property.


BANKRUPTCY AND CREDITORS' RIGHTS ISSUES


  TRUE SALE



     The seller will represent and warrant in the sale agreement that the transfer of the transition property to the note issuer is a valid sale and assignment of the transition property from the seller to the note issuer. The seller will also represent and warrant that it will take the appropriate actions under the statute to perfect this sale. The statute provides that the transactions described in the sale agreement shall constitute a sale of the transition property to the note issuer, and the seller and the note issuer will treat the transactions as a sale under applicable law, although for financial reporting and federal income tax purposes the transactions will be treated as debt of the seller.



     Should the transfer of the transition property to the note issuer be recharacterized as a borrowing by the seller, the statute provides that there is a perfected first priority statutory lien on the transition property that secures all obligations to the certificateholders. In addition, in the sale agreement, the seller grants to the note issuer a security interest in the transition property and covenants that it will take appropriate actions to perfect the security interest, although the seller takes the position that it has no rights in the transition property to which a security interest could attach.



     Under the statute and the financing order, on the effective date of the issuance advice letter, the transition property identified in the issuance advice letter constitutes a property right that continuously exists as property for all purposes. Nonetheless, if the seller were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, the seller, or the seller itself as debtor in possession, may attempt to take the position that, because the payments based on the RTC charge are usage-based charges, transition property comes into existence only as customers use electricity. If a court were to adopt this position, we cannot assure you that either the statutory lien created by the statute or the security interest granted in the sale agreement would be valid as to electricity consumed after the commencement of a bankruptcy case by or against the seller.



     If a court were to determine that the transition property has not been sold to the note issuer, and that the statutory lien created by the statute and the security interest granted in the sale agreement are invalid against payments arising from the RTC charge that become collectible as a result of the consumption of electricity consumed after the commencement of a bankruptcy case of the seller, then the certificate trustee, as noteholder and for the benefit of holders of the certificates, would be an unsecured creditor of the seller, and delays or reductions in distributions on the certificates could result.



     Whether or not the court determined that the transition property had been sold to the note issuer, the court may rule that any payments arising from the RTC charge that become collectible as a result of the consumption of electricity after the commencement of the seller's bankruptcy cannot be transferred to the note trustee or the certificate trustee, thus resulting in delays or reductions of distributions on the certificates.



  SUBSTANTIVE CONSOLIDATION



     The seller and the note issuer have taken steps to reduce the risk that in the event the seller or an affiliate of the seller were to become the debtor in a bankruptcy case, a court would order that the assets and liabilities of the note issuer be substantively consolidated with those of the seller or an affiliate. These steps include the fact that the note issuer is a separate, special purpose limited liability company, the organizational documents of which provide that it shall not commence a voluntary bankruptcy case without the unanimous affirmative vote of all of its directors, including two directors independent of the seller. Nonetheless, these steps may not be completely effective, and thus if the seller or an affiliate of the seller were to become a debtor in a bankruptcy case, a court may order that the assets and liabilities of the note issuer be consolidated with those of the seller or an affiliate, thus resulting in delays or reductions in distributions on the certificates. Other factors that may tend to support consolidation include the ownership of the note issuer by the seller, the designation of officers or employees of the seller as directors, other than independent directors, of the note issuer and the existence of indemnities by the seller for some liabilities of the note issuer.

                                   THE TRUST


     The Massachusetts Development Finance Agency and the Massachusetts Health and Educational Facilities Authority will form the trust prior to the offering of the certificates specifically for the purpose of acquiring the notes from the note issuer. The trust will be a Delaware business trust. The Massachusetts Development Finance Agency, the Massachusetts Health and Educational Facilities Authority and The Bank of New York, a [Delaware banking corporation], acting as the Delaware trustee, not acting in its individual capacity but acting as trustee on behalf of certificateholders, will enter into a declaration of trust to form the trust. The trust will not be an agency or instrumentality of The Commonwealth of Massachusetts. The trust will have no assets other than the notes. The declaration of trust will not permit the trust to engage in any activities other than holding the notes, issuing the certificates, acting as paying agent and engaging in other related activities.



     Each class of certificates will represent a fractional undivided beneficial interest in the related class of notes, including all amounts due and to become due under the related class of notes, and will represent the right to receive the payments on the related class of notes. See "Description of the Certificates -- Payments and Distributions."



     The note issuer, the Massachusetts Development Finance Agency, the Massachusetts Health and Educational Facilities Authority, the Delaware trustee and the certificate trustee will enter into a fee and indemnity agreement under which the note issuer will pay the Delaware trustee's and the certificate trustee's reasonable compensation and reasonable fees and expenses. The fee and indemnity agreement will further provide that the note issuer will indemnify the Delaware trustee, the certificate trustee, the Massachusetts Development Finance Agency and the Massachusetts Health and Educational Facilities Authority for, and hold them harmless against, any loss, liability or expense incurred by them arising from the failure of the note issuer to perform its obligations under various transaction documents.



     The fiscal year of the trust will be the calendar year.



     As of the date of this prospectus, the trust has not carried on any business activities and has no operating history. Because the trust does not have any operating history, we have not included any financial statements or related information for the trust.


                                  THE AGENCIES

     The Massachusetts Development Finance Agency is a body politic and corporate and a public instrumentality of The Commonwealth of Massachusetts. It is responsible for providing bond issuance, lending and real estate development services to promote economic development throughout Massachusetts. This agency was formally created in September 1998 by a legislative merger of the former Massachusetts Industrial Finance Agency and the Massachusetts Government Land Bank. The Massachusetts Health and Educational Facilities Authority is an independent public authority created by the Massachusetts legislature in 1968 to assist nonprofit health, educational and cultural institutions to borrow funds at tax-exempt rates, providing access to low-cost capital for those institutions.


     The statute contemplates state sponsorship of individual utility rate reduction bond issuances through the Massachusetts Development Finance Agency and the Massachusetts Health and Educational Facilities Authority. These state entities have participated in the structuring of the transaction relating to the issuance of the certificates and related matters.

     The certificates do not represent an interest in, or an obligation of, The Commonwealth of Massachusetts, any governmental agency, authority or instrumentality of The Commonwealth or Boston Edison Company or any of its affiliates. None of these entities or the trust will guarantee or insure the certificates, the notes or the property securing the notes.



     Neither The Commonwealth of Massachusetts nor any governmental agency, authority or instrumentality of The Commonwealth nor Boston Edison Company or any of its affiliates will have any obligation relating to the certificates, the notes or the property securing the notes, except for Boston Edison's duties and obligations as the seller and the servicer of the transition property.



     Neither the full faith and credit nor the taxing power of The Commonwealth of Massachusetts nor any political subdivision, agency, authority or instrumentality of The Commonwealth is pledged to the payment of principal of, or interest on, the certificates or the notes, or the payments securing the notes. Furthermore, neither The Commonwealth of Massachusetts nor any political subdivision, agency, authority or instrumentality of The Commonwealth will appropriate any funds for the payment of any of the certificates or the notes.



                                THE NOTE ISSUER



     The note issuer is a limited liability company organized under the laws of the State of Delaware. The seller is the sole member of the note issuer. The principal executive office of the note issuer is located at 800 Boylston Street, 35th Floor, Boston, Massachusetts 02199. The telephone number of the note issuer is (617)369-6000. The seller organized the note issuer for the limited purpose of holding and servicing the transition property and issuing notes secured by the transition property and the other note collateral and related activities. The note issuer's organizational documents restrict it from engaging in other activities. The assets of the note issuer will consist primarily of the transition property and the other collateral for the notes. In addition, the note issuer's organizational documents require it to operate in a manner intended to reduce the likelihood that it would be consolidated in the seller's bankruptcy estate if the seller becomes involved in a bankruptcy proceeding.



     The note issuer is a recently formed entity and, as of the date of this prospectus, has not carried on any business activities and has no operating history. We have included audited financial statements of the note issuer as an exhibit to this prospectus.


OFFICERS AND DIRECTORS


     The directors of the note issuer oversee the management of its property and business. The following is a list of the officers and directors of the note issuer:



NAME                      AGE                   TITLE
----                      ---    -----------------------------------
James J. Judge..........  43     Director
Robert J. Weafer,
  Jr. ..................  52     President, Director
Emilie G. O'Neil........  38     Vice President, Treasurer, Director
Theodora S. Convisser...  51     Secretary
Andrew L. Stidd.........  42     Director
Kevin P. Burns..........  30     Director

     All of the note issuer's officers and directors, other than those directors who are independent of Boston Edison and its affiliates, have served in their capacities since February 11, 1999. The independent directors have served in their capacities since May [ ], 1999. The officers and directors will devote as much time as is necessary to the affairs of the note issuer. The note issuer will have sufficient officers, directors and employees to carry on its business.



     Robert J. Weafer, Jr. is President and a director of the note issuer. Mr. Weafer has been the Vice President -- Finance and Controller of Boston Edison since 1995, and he has been a Vice President, the Controller and the Chief Accounting Officer of Boston Edison since 1991.



     James J. Judge is a director of the note issuer. Mr. Judge has served as Senior Vice President -- Corporate Services and Treasurer of Boston Edison since 1995. Previously, Mr. Judge served Boston Edison as Assistant Treasurer from 1989 to 1995 and as Director of Corporate Planning from 1993 to 1995.



     Emilie G. O'Neil is Vice President, Treasurer and a director of the note issuer. Ms. O'Neil has been the Manager of Corporate Finance for Boston Edison since 1991.



     Theodora S. Convisser is the Secretary of the note issuer. Ms. Convisser has served as the Clerk of Boston Edison since 1986 and as Assistant General Counsel since 1984.



     Andrew L. Stidd is an independent director of the note issuer. Mr. Stidd has held the position of President of Global Securitization Services, LLC since January 1998. He served as Managing Director of Global Securitization Services, LLC between December 1996 and December 1997. Prior to joining Global Securitization Services, LLC, Mr. Stidd was Vice President and Director of Lord Securities Corporation, where he was employed since 1992.



     Kevin P. Burns is an independent director of the note issuer. Mr. Burns has been a Vice President of Global Securitization Services, LLC since December 1996. Prior to joining Global Securitization Services, LLC, Mr. Burns served as a Director at Lord Securities Corporation from 1992 to 1996.



     The note issuer will not compensate its officers and will not compensate its directors, other than the two directors that are independent of Boston Edison and its affiliates, for their services on behalf of the note issuer. The initial aggregate annual compensation for both of the independent directors will be $3,500. Any officer will serve at the discretion of the note issuer's directors. The note issuer's organizational documents provide that it will indemnify its officers and directors against liabilities incurred in connection with their services on behalf of the note issuer.

                            THE SELLER AND SERVICER

     Boston Edison was incorporated under Massachusetts law in 1886. Boston Edison is an electric company primarily engaged in the business of supplying electricity at retail to an area of approximately 590 square miles, including the City of Boston and 39 surrounding cities and towns. In 1998, Boston Edison served an average of approximately 660,000 customers. Boston Edison comprises the major portion of the assets and revenues of BEC Energy, its parent holding company.


     As an investor-owned electric company, Boston Edison is regulated by the Massachusetts Department of Telecommunications and Energy and the Federal Energy Regulatory Commission. The seller is also regulated by the Nuclear Regulatory Commission because of its ownership of nuclear generation assets.


BOSTON EDISON REVENUES, CUSTOMER BASE AND ENERGY CONSUMPTION


     Several factors influence the number of Boston Edison's retail customers and their electric energy consumption. One of these factors is the general economic climate in Boston Edison's service territory, which affects migration of residential, commercial and industrial customers into or out of the service territory. Another factor influencing sales of electricity is temperature. Boston Edison's electricity sales are typically higher in the winter and summer when heating or cooling demands are highest than in the spring and fall when temperatures tend to be more moderate. The level of business activity of commercial and industrial customers also tends to influence their electricity consumption. Other factors affecting the electricity consumption of retail customers, primarily over the longer term, include the availability of more energy-efficient appliances and other products and retail customers' ability to acquire these products.


     The table below sets forth Boston Edison's total billed retail revenues from retail sales of electrical energy for the years 1994 to 1998:

                             BILLED RETAIL REVENUES


                         1994         1995         1996         1997         1998
                       ---------    ---------    ---------    ---------    ---------
Billed Retail
  Revenues ($ in
  000's):
Residential..........    425,591      441,088      454,393      473,450      437,032
Commercial...........    760,010      804,378      824,862      880,959      826,294
Industrial...........    142,538      147,739      148,111      148,453      137,818
Street Lighting......     23,487       24,167       24,431       24,811       22,742
                       ---------    ---------    ---------    ---------    ---------
          Total......  1,351,626    1,417,372    1,451,797    1,527,673    1,423,886

     The table below sets forth the number of Boston Edison's retail customers by class for the years 1994-1998:

                                RETAIL CUSTOMERS

                               1994       1995       1996       1997       1998
                              -------    -------    -------    -------    -------
Average Number of Retail
  Customers:
Residential.................  570,340    569,710    572,816    576,576    576,535
Commercial..................   80,756     79,313     79,964     81,006     78,835
Industrial..................    1,634      1,599      1,552      1,527      1,492
Street lighting.............    2,951      3,094      3,131      3,219      3,144
                              -------    -------    -------    -------    -------
          Total.............  655,681    653,716    657,463    662,328    660,006

     The table below sets forth Boston Edison's billed retail energy sales for the years 1994 to 1998:

                  BILLED RETAIL ENERGY SALES (GIGAWATT-HOURS)

                               1994       1995       1996       1997       1998
                              -------    -------    -------    -------    -------
Billed Retail Energy Sales
  (Gigawatt-hours):
Residential.................    3,524      3,516      3,590      3,590      3,624
Commercial..................    7,451      7,578      7,798      8,038      8,267
Industrial..................    1,537      1,534      1,539      1,474      1,493
Street lighting.............      131        132        131        131        132
                              -------    -------    -------    -------    -------
          Total.............   12,643     12,760     13,058     13,233     13,516

ESTIMATED CONSUMPTION AND ESTIMATED VARIANCE


     Boston Edison's calculation of the initial RTC charge and subsequent adjustments are based on electricity sales estimates. The servicer will use these estimates to calculate and set the RTC charge at a level intended to generate revenues sufficient to pay interest on and principal of the certificates, to pay fees and expenses of servicing and retiring the notes and the certificates, to replenish the capital subaccount and to fund the overcollateralization amount.


     Boston Edison conducts sales estimate variance analyses on a regular basis to monitor the accuracy of energy estimates against recorded consumption. The table below presents the estimates of Boston Edison's billed retail energy sales in gigawatt-hours for the years 1994 through 1998. There are 1,000,000 kilowatt-hours in a gigawatt-hour. Each estimate was made in the prior year. For example, the 1994 estimate of 12,678 gigawatt-hours was prepared in 1993.

                           ANNUAL ESTIMATED VARIANCES
                  BILLED RETAIL ENERGY SALES (GIGAWATT-HOURS)


                                    1994      1995      1996      1997      1998
                                   ------    ------    ------    ------    ------

Estimate.........................  12,678    12,732    12,635    13,152    13,427
Actual...........................  12,643    12,760    13,058    13,233    13,516
Variance.........................     -35        28       423        81        89
Percentage Variance..............   -0.28%     0.22%     3.35%     0.62%     0.66%



     Actual usage depends on several factors, including temperatures and economic conditions. For example, while Boston Edison's methodology for estimating usage assumes normal conditions, abnormally hot summers can add an extra 1.5 to 2.5% in electricity sales. Regional economic conditions can also affect sales as retail customers curb electricity usage to save money, businesses close and retail customers migrate from Boston Edison's service territory. Accordingly, variations in conditions will affect the accuracy of any estimate.

BILLING AND COLLECTIONS

  CREDIT POLICY


     Boston Edison's credit and collections policies are regulated by the Massachusetts Department of Telecommunications and Energy. Under the Department's regulations, Boston Edison is obligated to provide service to all customers within its service territory.



     On application for service, the identification and credit standing of all residential customers is verified through the use of a major credit-reporting bureau. In instances where nonresidential customers do not meet minimum credit standards, credit must be established. This can be done through providing a security deposit (normally twice the average monthly bill), furnishing a surety bond and/or a bank letter of credit. The Department does not permit Boston Edison to obtain security deposits from its residential customers.


     According to the Department's regulations, Boston Edison may refuse to provide service, at any location, to an applicant who is indebted to it for any service previously furnished to the applicant. Boston Edison will commence service, however, if a reasonable payment plan for the indebtedness is first made between a residential applicant and Boston Edison, and it may likewise commence service for an industrial or commercial applicant.

  BILLING PROCESS

     Boston Edison bills its customers once every 26 to 34 days, with approximately an equal number of bills being distributed each business day. For the year ending December 31, 1998, Boston Edison mailed out an average of 33,000 bills on each business day to customers in its various customer categories.

     Approximately 7,200 residential and small business customers, which constitute approximately one percent of Boston Edison's retail customers, choose to be billed using Boston Edison's budget billing program. For these customers Boston Edison determines and bills a monthly budget amount based on the last twelve months of billing history for each account. The budget amount is recalculated each March and September, if necessary. Overpayments or underpayments for actual usage during the prior year are reconciled on each customer's September bill.

     For accounts with potential billing errors exception reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors and possible meter malfunctions.

  COLLECTION PROCESS

     Boston Edison receives the majority of its payments via the U.S. mail; however, other payment options are also available. These options include electronic payments, electronic fund transfers, as well as direct payment at Boston Edison's payment agency network and field office locations.


     Boston Edison considers residential customer bills to be delinquent if they are unpaid 45 days after the billing date. Boston Edison considers nonresidential customer bills to be delinquent if they are unpaid 25 days after the billing date. In general, Boston Edison's collection process begins when balances are unpaid for 45 days or more from the billing date. At that time Boston Edison begins collection activities ranging from delinquency notice mailings, to telephone calls, to personal collection and ending with electricity shut-off. Boston Edison also uses collection agencies and legal collection experts as needed throughout this process.


  RESTORATION OF SERVICE

     Before restoring service that has been shut-off for non-payment, Boston Edison has the right to require the payment of all of the following charges:

     - amounts owing on an account including the amount of any past-due balance for charges for which Boston Edison may disconnect service if they are unpaid and legal noticing requirements were met prior to service termination, the current billing and a credit deposit, if applicable;

     - any miscellaneous charges associated with the reconnection of service (i.e., reconnection charges, field collection charges and/or returned check charges);

     - any charges assessed for unusual costs incidental to the termination or restoration of service which have resulted from the customer's action or negligence; and

     - any unpaid closing bills from other accounts in the name of the customer of record.

LOSS EXPERIENCE


     The following table sets forth information relating to Boston Edison's annual net charge-offs for retail customers for the years 1994 to 1998 and net charge-offs for the fiscal quarter ended March 31, 1999:



                                                                                             MARCH 31,
                          1994          1995          1996          1997          1998          1999
                       -----------   -----------   -----------   -----------   -----------   ----------
Net Charge-Offs
  ($):...............  $14,797,853   $14,241,497   $14,168,852   $14,640,534   $15,093,674   $2,728,586
Percentage of Billed
  Revenues:..........          1.1%          1.0%          1.0%          1.0%          1.1%         0.8%

     Boston Edison determines a customer's account to be inactive (or finaled) on the date:

     - the customer gives notice requesting discontinuance of service,

     - a new customer applies for service at a location where the customer of record has not yet discontinued service, or

     - the customer's service has been shut off due to non-payment.

     Boston Edison's policy is to charge-off a finaled account to bad debt expense 120 days after the date the account is determined to be finaled if payment has not been received.

DAYS REVENUE OUTSTANDING


     The following table sets forth information relating to the average number of days retail customer bills remained outstanding for the years 1994 to 1998 and for the fiscal quarter ended March 31, 1999.



                                                                 MARCH 31,
                              1994   1995   1996   1997   1998      1999
                              ----   ----   ----   ----   ----   ----------
Average number of days
  outstanding...............   46     46     46     44     45        44


YEAR 2000 COMPUTER ISSUE

     The year 2000 computer issue is the result of computer programs that were written using two digits rather than four to define an applicable year. If computer programs with date-sensitive functions are not year 2000 compliant, they may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions and engage in other normal business activities. Boston Edison has a year 2000 program in place that has been addressing the risk of non-compliant internal business software, internal non-business software and embedded chip technology and external noncompliance of third parties.


     Boston Edison is addressing the year 2000 issue on a coordinated basis. Boston Edison has inventoried and assessed all date-sensitive information and transaction processing computer systems and has determined that approximately one-third of business critical systems software needs modification or replacement. Boston Edison defines its business critical systems as those which are necessary for the delivery of and billing and accounting for electricity to its customers. Plans have been developed and are being implemented to correct and test all affected systems, with priorities assigned based on the importance of the supported activity. As systems are being remediated or replaced, they are tested for operational and year 2000 compliance in their own environment. After completion of implementation, the systems are then tested for their integration and compliance with other interactive systems. Boston Edison estimates that approximately 70% of the efforts necessary to implement and test its critical computer systems to alleviate the year 2000 issue are complete and expects to complete all efforts by the end of the second quarter of 1999. In addition, all other non-critical systems have been inventoried and assessed. Approximately one-third of these systems require modification or replacement. Under the year 2000 plan, each non-critical system has a form of readiness acceptance commensurate with its business importance. The more important and complex systems are being tested as a means of acceptance. Less important and non-complex systems may refer to industry test results, vendor test results and/or vendor statements of readiness as a means of acceptance.

Boston Edison expects to complete the remediation, replacement and testing of at least 95% of its non-critical computer systems by the end of the second quarter of 1999. All non-critical systems are scheduled for completion by the third quarter of 1999.



     Boston Edison has also inventoried its non-information technology systems that may be date-sensitive and that use embedded technology such as micro-controllers or micro-processors. Approximately 27% of these systems require modification or replacement. The three categories of these systems are
(1) telecommunications, (2) distribution system controls and (3) other distribution equipment. Boston Edison is 55%, 100% and 80% complete, respectively, with its efforts to resolve and remediate the systems that have been identified as year 2000 non-compliant within each category. Boston Edison expects completion of resolution and testing by the end of the second quarter of 1999.



     In addition to its internal efforts, Boston Edison has initiated formal communications with its significant suppliers, service providers and other vendors to determine the extent to which Boston Edison may be vulnerable to their failure to correct their own year 2000 issues. Boston Edison has received responses from over 500 third party vendors including all business critical vendors. Approximately 40% of the vendors indicated their systems would not be adversely impacted by year 2000 issues. All of these vendors contacted have indicated that they will be year 2000 compliant by the end of the fourth quarter of 1999. In addition, Boston Edison has contacted all of its significant power suppliers. Each has indicated that they either are or will be year 2000 compliant by the end of the fourth quarter of 1999. In addition to the risk faced from its dependence on third party suppliers for year 2000 compliance, Boston Edison has a risk that power will not be available from the New England Power Pool (NEPOOL) for the purchase and distribution to Boston Edison's customers. Should NEPOOL fail to resolve its year 2000 issues as planned, there would be an adverse impact on Boston Edison and its customers. To mitigate this risk, efforts are being coordinated with NEPOOL to establish inter-utility testing guidelines to determine year 2000 readiness. Boston Edison is also a participant in the NEPOOL/ISO New England Year 2000 Joint Oversight Committee which has responsibility for the operational reliability of NEPOOL. Overall regional activities, including those of NEPOOL/ISO New England, will be coordinated by the Northeast Power Coordinating Council, whose activities will be incorporated into the interregional coordinating effort by the North American Electric Reliability Council. The target for the completion of this effort is mid-1999.



     In addition, parts of the global infrastructure, including national banking systems, electrical power grids, gas pipelines, transportation facilities, communications and government activities, may not be fully functional after 1999 due to the year 2000 issue. Infrastructure failures could significantly reduce Boston Edison's ability to acquire energy and its ability to serve its customers as effectively as they are now being served.



     Boston Edison believes that its efforts to address the year 2000 issue will allow it to successfully avoid any material adverse effect on its operations or financial condition. However, it recognizes that failing to resolve year 2000 issues on a timely basis would, in a most reasonable worst case scenario, significantly limit its ability to acquire and distribute energy or process its daily business transactions for a period of time, especially if such failure is coupled with third party or infrastructure failures. Similarly, Boston Edison could be significantly affected by the failure of one or more significant suppliers, customers or components of the infrastructure to conduct their respective operations normally after 1999. Adverse effects on Boston Edison could include, among other things, business disruption, increased costs, loss of business and other similar risks.

     Boston Edison's year 2000 program includes contingency plans. If required, these plans are intended to address both internal risks as well as potential external risks related to vendors, customer and energy suppliers. Plans have been developed in conjunction with available national and regional guidance and are based on system emergency plans that were developed and successfully tested over the past several years. Included within its contingency plans are procedures for the procurement of short-term power supplies and emergency distribution system restoration procedures. The contract with ISO New England requires that ISO New England dispatch at all times sufficient resources to meet total New England load requirements. ISO New England has the responsibility and authority to dispatch all regional generation sources including maintaining sufficient operating reserves to respond to unanticipated system conditions. ISO New England, in conjunction with the New England Power Pool has an extensive year 2000 readiness program underway to ensure that it will have sufficient generation and transmission resources to reliably serve load. In addition, ISO New England plans to increase its operating reserves during the early year 2000 period from approximately 15% to 40%.



     The foregoing discussion regarding year 2000 project timing, effectiveness, implementation and costs includes forward-looking statements that are based on Boston Edison's current evaluation using available information. Factors that might cause material changes include, but are not limited to, the availability of key year 2000 personnel, the readiness of third parties and Boston Edison's ability to respond to unforeseen year 2000 complications.


                                   SERVICING

SERVICING PROCEDURES


     The servicer, on behalf of the note issuer, will manage, service and administer, and bill and collect payments arising from, the transition property according to the terms of the servicing agreement between the servicer and the note issuer. The servicer's duties will include responding to inquiries of customers and the Massachusetts Department of Telecommunications and Energy regarding the transition property and the RTC charge, calculating electricity usage, accounting for collections, furnishing periodic reports and statements to the note issuer, the note trustee and the certificate trustee and periodically adjusting the RTC charge.



     In addition, the servicer will take legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying in hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to the statute or the financing order or the rights of holders of transition property by legislative enactment, initiative petition or constitutional amendment that would be adverse to certificateholders. The cost of any action will be payable from payments arising from the RTC charge as an expense of the note issuer.


SERVICING STANDARDS AND COVENANTS


     The servicing agreement will require the servicer, in servicing and administering the transition property, to employ or cause to be employed procedures and exercise or cause to be exercised the same care it customarily employs and exercises in servicing and administering bill collections for its own account and for others.

     Consistent with the foregoing, the servicer may in its own discretion waive any late payment charge or any other fee or charge relating to delinquent payments, if any, and may waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case, if the waiver or action:



     - would comply with the servicer's customary practices or those of any successor servicer for comparable assets that it services for itself and for others;



     - would not materially adversely affect the certificateholders; and


     - would comply in all material respects with applicable law.


In addition, the servicer may write off any amounts that it deems uncollectible according to its customary practices.



     In the servicing agreement, the servicer will covenant that, in servicing the transition property it will:



     - manage, service, administer and make collections of payments arising from the transition property with reasonable care and in compliance with applicable law, including all applicable guidelines of the Massachusetts Department of Telecommunications and Energy, using the same degree of care and diligence that the servicer exercises for bill collections for its own account and for others;



     - follow customary standards, policies and procedures for the industry in performing its duties as servicer;



     - use all reasonable efforts, consistent with its customary servicing procedures, to bill and collect the RTC charge;


     - comply in all material respects with laws applicable to and binding on it relating to the transition property; and


     - submit at least annually a true-up advice letter to the Department seeking an adjustment, if any, of the RTC charge.


REMITTANCES TO COLLECTION ACCOUNT


     The servicer will remit daily to the note trustee an amount equal to the actual RTC charges billed, less an allowance for estimated RTC charge charge-offs, within two business days after the day payments arising from the RTC charge are deemed to be collected. The deemed collection date for payments arising from the RTC charge payments will be the weighted average number of days, based on Boston Edison's historical collections experience, that a monthly bill for services remains outstanding before payment. Currently, Boston Edison estimates the deemed collection date to occur, on average, 45 days after the date RTC charges are billed. The servicer expects to review the deemed collection date not less than annually and may adjust the deemed collection date based on actual payment patterns.



     Each year, the servicer will reconcile remittances of estimated payments arising from RTC charges with the note trustee to more accurately reflect the amount of billed RTC charges that should have been remitted, based on the actual system-wide charge-off percentage, as reduced for estimates of partially paid bills (which are deemed to have paid the RTC charge in full). To the extent the remittances of estimated payments arising from the RTC charge exceed the actual payments arising from the RTC charge collected by the servicer, the servicer will be entitled to receive a payment from the note trustee in an amount equal to the excess remittance, or to withhold the excess amount from any subsequent remittance to the note trustee. To the extent the remittances of estimated payments arising from the RTC charge are less than the actual payments arising from the RTC charge collected, the servicer will remit the amount of the shortfall to the note trustee on the next remittance date following the determination. Although the servicer will remit estimated payments arising from the RTC charge to the note trustee, the servicer is not obligated to make any payments on the notes or the certificates.


SERVICING COMPENSATION


     The servicer will be entitled to receive an annual servicing fee in an amount equal to:



     - 0.05 percent of the initial principal amount of the notes for so long as the servicer bills the RTC charge concurrently with other charges for services; or



     - up to 1.25 percent of the initial principal balance of the notes if the RTC charge is being billed separately to customers.



The note trustee will pay the servicing fee semiannually (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the notes. See "Description of the Notes -- Allocations and Payments."


THIRD PARTY SUPPLIERS


     As part of the deregulation of the Massachusetts electric industry, the statute contemplates that electricity metering and billing services may be unbundled from distribution services. See "Energy Deregulation and New Massachusetts Market Structure -- Third Party Billing Options." As a result, third party suppliers may bill, collect and remit the RTC charge in the future. When a third party supplier bills, collects and remits billed amounts arising from the RTC charge, there is a greater risk that the servicer will receive payments arising from the RTC charge later than it otherwise would. The greater the delay in receipt of payment, the larger the amount of payments that bear the risk of non-payment due to default, bankruptcy or insolvency of the third party supplier holding the funds. Third party supplier billing also places increased information requirements on the servicer. The servicer will have the responsibility of accounting for payments arising from the RTC charge due to certificateholders regardless of which entity provides a Customer's electric power.



     Any third party supplier that bills and collects the RTC charge will be required to pay all amounts arising from the RTC charge billed by the third party supplier, regardless of whether payments are received from Customers, within 15 days of the servicer's bill to the third party supplier for amounts arising from the RTC charge. The third party supplier will, in effect, replace the customer as the obligor for these amounts, and the servicer, on behalf of the note issuer, will have no right to collect payments arising from the RTC charge from the Customer.



     To mitigate the risks associated with a third party supplier, if and so long as a third party supplier does not maintain at least a 'BBB' (or the equivalent) long-term unsecured credit rating from Moody's and S&P, a third party supplier will be required to maintain with the servicer, or as directed by the servicer, a deposit or comparable security equal to one month's maximum estimated collections of payments arising from the RTC charge, as agreed upon by the servicer and the third party supplier. In the event of a default in the remittance of payments arising from the RTC charge by a third party supplier, the servicer will take these amounts into account in adjusting the RTC charge. The servicer will also have access to information from the third party supplier regarding kilowatt-hour billing and electricity usage by customers to provide proper reporting and to fulfill its obligations under the servicing agreement. The servicer will be entitled, within seven days after a default by a third party supplier in remitting to the servicer any amounts arising from the RTC charge, to assume responsibility for billing the RTC charge to the customers of the third party supplier or to assign that responsibility to a third party.



     Neither Boston Edison nor the servicer will pay any shortfalls resulting from the failure of any third party supplier to remit payments arising from the RTC charge to the servicer. The true-up adjustment mechanism for the RTC charge, as well as the overcollateralization amount and the amounts deposited in the capital subaccount, are intended to mitigate the risk of shortfalls. Any shortfalls that occur will delay the distribution of interest on and principal of the certificates.


SERVICER REPRESENTATIONS AND WARRANTIES


     In the servicing agreement, the servicer will represent and warrant to the note issuer, as of the closing of the issuance of the certificates, among other things, that:



     - the servicer is a corporation duly organized and in good standing under the laws of The Commonwealth of Massachusetts, with corporate power and authority to own its properties as owned by it on the issuance date and to conduct its business as its business is conducted by it on the issuance date and to execute, deliver and carry out the terms of the servicing agreement;



     - the execution, delivery and carrying out of the terms of the servicing agreement have been duly authorized by all necessary corporate action on the part of the servicer;



     - the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its terms, subject to insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;



     - the consummation of the transactions contemplated by the servicing agreement does not conflict with the servicer's articles of organization or by-laws or any material agreement to which the servicer is a party or bound, result in the creation or imposition of any lien on the servicer's properties pursuant to a material agreement or violate in any material respect any existing law or any existing order, rule or regulation applicable to the servicer;



     - the servicer has all material licenses necessary for it to perform its obligations under the servicing agreement;



     - no governmental approvals, authorizations or filings are required for the servicer to execute, deliver and perform its obligations under the servicing agreement except those which have previously been obtained or made; and



     - except as disclosed to the note issuer, no court or administrative proceeding is pending and, to the servicer's knowledge, no court or administrative proceeding is threatened and, to the seller's knowledge, no investigation is pending or threatened, asserting the invalidity of, or seeking to prevent the consummation of the transactions contemplated by, the servicing agreement or seeking a determination that might materially and adversely affect the performance by the servicer of its obligations under the servicing agreement.



     In the event of willful misconduct or gross negligence by the servicer under the servicing agreement or in the event of the servicer's breach in any material respect of any of the representations and warranties in the preceding paragraph, as determined by a final order of a court of competent jurisdiction or by admission of the servicer, the servicer will indemnify, defend and hold harmless the note issuer against any costs, expenses, losses, claims, damages and liabilities incurred as a result of these events; provided, however, that the servicer shall not be liable for any costs, expenses, losses, claims, damages or liabilities resulting from the willful misconduct or gross negligence of the note issuer; and, provided, further, that the servicer shall not be liable for any costs, expenses, losses, claims, damages or liabilities, regardless of when incurred, after the notes and the certificates have been discharged in full.


STATEMENTS BY SERVICER


     On or before March 31 of each year, the servicer will prepare and furnish annually to the note trustee, the certificate trustee and the note issuer a statement for the previous year setting forth either the amount of any excess payments arising from the RTC charge remitted by the servicer to the note trustee or the amount of any shortfall in remittances.



     In addition, the servicer will prepare, and the note trustee will furnish to the noteholders on each payment date the semiannual servicer's certificate described under "Description of the notes -- Reports to noteholders." The servicer will also prepare and the certificate trustee will furnish to the certificateholders on a distribution date the report described under "Description of the Certificates -- Reports to Certificateholders."


EVIDENCE AS TO COMPLIANCE


     The servicing agreement will provide that a firm of independent public accountants, at the note issuer's expense, will furnish to the note issuer, the note trustee and the certificate trustee on or before [March 31] of each year, beginning [March 31, 2000], a statement as to compliance by the servicer with standards relating to the servicing of the transition property during the preceding twelve months ended [December 31] (or preceding period since the closing date of the issuance of the certificates in the case of the first statement). This report will state that the accounting firm has performed agreed upon procedures in connection with the servicer's compliance with the servicing procedures of the servicing agreement, identifying the results of the procedures and including any exceptions noted. The report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.



     The servicing agreement will also provide for delivery to the note issuer, the note trustee and the certificate trustee, on or before [March 31] of each year, beginning [March 31, 2000], of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the servicing agreement throughout the preceding twelve months ended [December 31] (or preceding period since the closing date of the issuance of the certificates in the case of the first certificate) or, if there has been a default in the fulfillment of any obligation under the servicing agreement, describing each default. The servicer has agreed to give the note issuer, the note trustee and the certificate trustee notice of servicer defaults under the servicing agreement.


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


     You may obtain copies of the statements and certificates by sending a written request addressed to the certificate trustee.


MATTERS REGARDING THE SERVICER


     The servicing agreement will provide that Boston Edison may not resign from its obligations and duties as servicer thereunder, except when either:


     - a determination that Boston Edison's performance of its duties is no longer permissible under applicable law; or


     - notice from the nationally recognized statistical rating organizations rating the certificates that Boston Edison's resignation will not result in a reduction or withdrawal of the then current ratings on any class of certificates and consent of the Massachusetts Department of Telecommunications and Energy.



No resignation of the initial servicer will become effective until a successor servicer has assumed Boston Edison's servicing obligations and duties under the servicing agreement.



     The servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees, and agents will be liable to the note issuer, the note trustee, the trust, the noteholders, the certificate trustee, the Delaware trustee, the certificateholders or any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for errors in judgment; provided, however, that neither the servicer nor any person or entity will be protected against any liability that would otherwise be imposed by reason of willful misconduct or gross negligence in the performance of duties. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement at the note issuer's expense.



     Under the circumstances specified in the servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or its obligations as servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under the servicing agreement.


SERVICER DEFAULTS


     Servicer defaults under the servicing agreement will include, among other things:



     - any failure by the servicer to remit payments arising from the RTC charge into the collection account as required under the servicing agreement, which failure continues unremedied for five business days after written notice from the note issuer or the note trustee is received by the servicer;



     - any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement in the servicing agreement, which failure materially and adversely affects the rights of noteholders and which continues unremedied for 60 days after the giving of notice of a failure (a) to the servicer by the note issuer or the note trustee or (b) to the servicer by holders of notes evidencing not less than 25 percent in principal amount of the outstanding notes;



     - any representation or warranty made by the servicer in the servicing agreement shall prove to have been incorrect in a material respect when made, which has a material adverse effect on the noteholders and which material adverse effect continues unremedied for a period of 60 days after the giving of notice to the servicer by the note issuer or the note trustee; and



     - events of bankruptcy, insolvency, receivership or liquidation of the servicer.



RIGHTS WHEN SERVICER DEFAULTS



     In the event of a servicer default that remains unremedied, either the note trustee or holders of notes evidencing not less than 25 percent in principal amount of then outstanding notes may terminate all the rights and obligations of the servicer (other than the servicer's indemnity obligation) under the servicing agreement, whereupon a successor servicer appointed by the note trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement. In addition, when a servicer defaults, each of the following shall be entitled to apply to the Massachusetts Department of Telecommunications and Energy for sequestration and payment of revenues arising from the transition property:



     - the certificateholders (subject to the provisions of the certificate indenture) and the certificate trustee as beneficiary of any statutory lien permitted by the statute;



     - the note issuer or its assignees; or



     - pledgees or transferees, including transferees under the statute of the transition property.



If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than an appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the note trustee or the noteholders from effecting a transfer of servicing. The note trustee may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer which satisfies criteria specified by the nationally recognized statistical rating organizations rating the certificates. The note trustee may make arrangements for compensation to be paid to the successor servicer.


WAIVER OF PAST DEFAULTS


     Holders of notes evidencing at least a majority in principal amount of the then outstanding notes, on behalf of all noteholders, may waive any default by the servicer in the performance of its obligations under the servicing agreement and its consequences, except a default in making any required remittances to the collection account under the servicing agreement. The servicing agreement provides that no waiver will impair the noteholders' rights relating to subsequent defaults.


SUCCESSOR SERVICER


     If for any reason a third party assumes the role of the servicer under the servicing agreement, the servicing agreement will require the servicer to cooperate with the note issuer, the note trustee and the successor servicer in terminating the servicer's rights and responsibilities under the servicing agreement, including the transfer to the successor servicer of all cash amounts then held by the servicer for remittance or subsequently acquired. The servicing agreement will provide that the note issuer shall be liable for its reasonable costs and expenses incurred in transferring servicing responsibilities (which shall not include any set-up costs for the successor) to the successor servicer.

AMENDMENT


     The servicing agreement may be amended by the parties thereto, without the consent of the noteholders or the certificateholders, but with the consent of the note trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that agreement or of modifying in any manner the rights of the noteholders or the certificateholders, provided that the action will not, as certified in a certificate of an officer of the servicer delivered to the note trustee and the note issuer, materially and adversely affect the interest of any noteholder. The servicing agreement may also be amended by the servicer and the note issuer with the consent of the note trustee and the holders of notes evidencing at least a majority in principal amount of the then outstanding notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the noteholders; provided that an amendment of the provisions of the servicing agreement relating to the servicer's remittance and RTC charge adjustment obligations will not result in a reduction or withdrawal of the then existing rating of the certificates by a nationally recognized statistical rating organization that rates the certificates.



     Each nationally recognized statistical rating organization that rates the certificates will be given 10 business days' prior notice of any amendment to any of the note indenture and the other financing documents relating to the issuance of the notes and certificates. Each rating organization will also receive a copy of any notice, filing or report distributed by the servicer, the note issuer's independent accountants, the note issuer, the note trustee or the certificate trustee.



                            DESCRIPTION OF THE NOTES



     The note issuer will issue the notes to the trust under the terms of a note indenture between the note issuer and The Bank of New York, a [national banking association], acting as the note trustee. Each class of notes will be in an aggregate principal amount equal to the initial aggregate principal amount of the related class of certificates. The following summary describes the material terms and provisions of the note indenture. The particular terms of the notes of any class will be established in the note indenture. This summary is not complete. You should read this summary together with the prospectus supplement and the terms and provisions of the note indenture, a form of which is filed as an exhibit to the registration statement relating to this prospectus, prior to buying the certificates.



     The note issuer may issue the notes in one or more classes. All notes of the same class will be identical in all respects except for their denominations. The note issuer may not issue any additional notes under the note indenture.


SECURITY


     To secure the payment of interest on and principal of the notes, the note issuer will grant to the note trustee a security interest in all of the note issuer's right, title and interest in and to:


     - the transition property;

     - the transition property sale agreement;

     - the transition property servicing agreement;

     - the collection account and all amounts or investment property on deposit in the collection account;


     - all other property of whatever kind owned from time to time by the note issuer;



     - all present and future claims, demands, causes and choses in action on account of any or all of the foregoing and all payments on or under the foregoing; and



     - all proceeds on account of any or all of the foregoing.



We refer to the assets in which the note issuer will grant the note trustee a security interest as the "note collateral."



The note collateral will not cover, however, the following:



     - amounts in the collection account released as permitted under the note indenture including net investment earnings on the capital subaccount that have been released to the note issuer by the note trustee under the terms of the note indenture; and



     - proceeds from the sale of the notes required to pay costs of issuance of the notes and the certificates.


COLLECTION ACCOUNT


     The note issuer will establish, in the name of the note trustee, a segregated identifiable account with an eligible institution (as described in the next paragraph). The note trustee will hold the collection account for the benefit of the noteholders. The collection account will consist of four subaccounts:


     - a general subaccount;

     - a reserve subaccount;

     - an overcollateralization subaccount for the overcollateralization amount; and


     - a capital subaccount for capital contributions to the note issuer.


All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, all references to the collection account include each of the four subaccounts.


     An "eligible institution" means (a) the corporate trust department of the note trustee or (b) a depository institution organized under the laws of the United States of America or any state or the District of Columbia (or any domestic branch of a foreign bank), which has either a long-term unsecured debt rating of 'AA' by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), and 'Aa2' by Moody's Investors Service, Inc. ("Moody's") or a certificate of deposit rating of 'A-1+' by S&P and 'P-1' by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to S&P and Moody's and whose deposits are insured by the Federal Deposit Insurance Corporation.


     Funds in the collection account may be invested in any of the following:

     - direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

     - demand deposits, time deposits, certificates of deposit or bankers' acceptances of eligible institutions;

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


     - commercial paper (other than commercial paper issued by Boston Edison) having, at the time of investment, a rating in the highest investment category from each of the rating agencies;



     - money market funds having a rating in the highest investment category from each of the ratings agencies;



     - repurchase obligations for any security that is a direct obligation of, or fully guaranteed by, the United States of America or its approved agencies or instrumentalities, entered into with depository institutions; or



     - any other investment permitted by each of the rating agencies,



in each case which mature on or before the business day preceding the next payment date. We refer to each of the investments listed above as the "eligible investments." The note trustee will have access to the collection account for the purpose of making deposits and withdrawals under the note indenture.


INTEREST AND PRINCIPAL


     Interest will accrue on the principal balance of a class of notes at the per annum rate specified in the prospectus supplement and will be payable on the payment dates specified in the prospectus supplement. Collections arising from the RTC charge held by the note trustee in the general subaccount and any amounts that are available in the reserve subaccount, the overcollateralization subaccount and capital subaccount will be used to make interest payments to the noteholders of each class on each payment date.



     Principal of each class of notes will be payable in the amounts and on the payment dates specified in the prospectus supplement to the extent of available cash, and with the other limitations described below. The prospectus supplement will set forth the expected amortization schedule for the various classes of notes. On any payment date, the note issuer will pay principal of a class of notes only until the outstanding principal balance of that class has been reduced to the principal balance specified in the expected amortization schedule.



     However, if insufficient collections arising from the RTC charge are in the collection account on any payment date, principal of any class of notes may be paid later than expected. The entire unpaid principal amount of the notes will be due and payable on the date on which a note event of default has occurred and is continuing, if the note trustee or the holders of at least a majority in principal amount of the outstanding notes have declared the notes to be immediately due and payable. See "-- Note Events of Default; Rights Upon Note Event of Default."


OPTIONAL REDEMPTION


     The note issuer may redeem the notes, at its option, on any payment date and cause the trust to redeem the certificates on any payment date if the outstanding principal balance of the notes (after giving effect to payments that would otherwise be made on that payment date) is less than five percent of the initial principal balance of the notes. In the case of redemption, the note issuer will pay the outstanding principal amount of the notes and accrued but unpaid interest as of the redemption date. Unless otherwise specified in the prospectus supplement, the note issuer will give notice of the redemption to the trust by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the redemption date.


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

MANDATORY REDEMPTION


     If the seller is required to, or elects to, repurchase the transition property as described under "Description of the Transition Property -- Seller Representations and Warranties and Repurchase Obligation," the note issuer will be required to redeem the notes on or before the fifth business day following the date of repurchase at a price equal to the principal amount of the notes together with any accrued but unpaid interest thereon.


OVERCOLLATERALIZATION SUBACCOUNT


     The note trustee will collect amounts arising from the transition property exceeding that necessary to pay interest on and principal of the notes and related fees and expenses, which are intended to enhance the likelihood that payments on the notes will be made in a timely manner. The servicer will calculate and set the RTC charge at a level that is intended to collect the overcollateralization amount ratably over the life of the notes according to a schedule set forth in the prospectus supplement.



     On each payment date, all payments arising from the RTC charge remitted to the collection account will be deposited in the respective subaccounts, including the overcollateralization subaccount, as described under "-- Allocations and Payments." Amounts in the overcollateralization subaccount will be invested in eligible investments.



     The servicer will, through a separate non-cash memorandum account, account for and ultimately credit to ratepayers, any amounts remaining in the collection account after the certificates are paid in full, such as any overcollateralization amounts, including interest earnings. These amounts will be released to the note issuer when the certificates are retired. These amounts will inure to the benefit of ratepayers through a credit to their transition charge or if there is no transition charge, through a credit to other rates.


CAPITAL SUBACCOUNT


     Before the issuance of the notes, Boston Edison will contribute capital to the note issuer in the amount specified in the prospectus supplement. The note trustee will deposit the capital into the capital subaccount. On each payment date, the note trustee will draw on amounts in the capital subaccount, if any, to the extent amounts available in the general subaccount, the reserve subaccount and the overcollateralization subaccount are insufficient to make scheduled payments on the notes and pay fees and expenses. Deposits to the capital subaccount will be made as described under "-- Allocations and Payments." Amounts in the capital subaccount will be invested in eligible investments. Boston Edison will be entitled to the earnings on amounts in the capital subaccount.


RESERVE SUBACCOUNT


     The note trustee will allocate to the reserve subaccount any amounts remitted to the collection account exceeding amounts necessary to:



     - pay fees and expenses related to the servicing and retirement of the notes;



     - pay interest on and principal of the notes;


     - fund the capital subaccount up to the required capital level; and

     - fund the overcollateralization subaccount up to the required overcollateralization level.

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


The note trustee will draw on amounts in the reserve subaccount, to the extent amounts available in the general subaccount are insufficient to pay the amounts listed above. Amounts in the reserve subaccount will be invested in eligible investments.


ALLOCATIONS AND PAYMENTS


     On any business day that the note trustee receives a written request from the servicer requesting repayment for any excess remittances to the collection account, the note trustee shall make payment of the amount due from amounts on deposit in the general subaccount, the reserve subaccount, the overcollateralization subaccount and the capital subaccount, in that order and only to the extent required to make the payment. See "Servicing -- Remittances to Collection Account."



     On any business day that the note trustee receives a written request from the note issuer's administrator stating that any fees, costs, expenses and indemnities payable by the note issuer, as described in clauses (1) through (4) below, will become due and payable prior to the next succeeding payment date, and setting forth the amount and nature of the expense, as well as any supporting documentation that the note trustee may reasonably request, the note trustee, after receiving the information, will make payment of the expense on or before the date the payment is due from amounts on deposit in the general subaccount, the reserve subaccount, the overcollateralization subaccount and the capital subaccount, in that order and only to the extent required to make the payment.



     On each payment date, or for any amount payable under clauses (1) through
(4) below, on any business day, the note trustee will apply, all amounts on deposit in the collection account, including net earnings on those amounts (other than on amounts in the capital subaccount) to pay the following amounts in the following priority:



      (1) all amounts owed by the note issuer or the trust to the note trustee, the Delaware trustee and the certificate trustee will be paid;



      (2) the servicing fee and all unpaid servicing fees from any prior payment dates will be paid to the servicer;



      (3) the administration fee and all unpaid administration fees from prior payment dates will be paid to the note issuer's administrator;



      (4) so long as no event of default has occurred or would be caused by a payment, all other fees, expenses and indemnities payable by the note issuer will be paid to the persons entitled thereto, provided that the total amount paid since the previous payment date and on the current payment date may not, in the aggregate, exceed $100,000;



      (5) first, any overdue interest after a payment default (together with, to the extent lawful, interest on overdue interest at the applicable note interest rate) and second, interest currently due and payable will be transferred to the certificate trustee, as noteholder, for distribution to the certificateholders;



      (6) first, funds necessary to pay any principal payable as a result of a note event of default or on the final maturity date of a class of notes and second, principal based on priorities described in the prospectus supplement will be transferred to the certificate trustee, as noteholder, for distribution to the applicable certificateholders according to the expected amortization schedule for each class;



      (7) unpaid operating expenses and indemnities payable by the note issuer will be paid to the persons entitled thereto;

      (8) the amount, if any, by which the capital subaccount needs to be funded to equal the required capital level as of a payment date will be allocated to the capital subaccount;



      (9) the amount, if any, by which the overcollateralization subaccount needs to be funded to equal the required overcollateralization level as of a payment date will be allocated to the overcollateralization subaccount;


     (10) the balance, if any, will be allocated to the reserve subaccount for distribution on a subsequent payment date; and


     (11) following the repayment of all notes and certificates, the balance, if any, will be released to the note issuer.



     If on any payment date, or for any amounts payable under clauses (1) through (4) above, on any business day, funds on deposit in the general subaccount are insufficient to make the transfers contemplated by clauses (1) through (6) above, the note trustee will:


     - first, draw from amounts on deposit in the reserve subaccount;

     - second, draw from amounts on deposit in the overcollateralization subaccount; and

     - third, draw from amounts on deposit in the capital subaccount,


up to the amount of the shortfall, in order to make the transfers described above. In addition, if on any payment date funds on deposit in the general subaccount are insufficient to make the transfers described in clauses (7), (8) and (9)above, the note trustee will draw from amounts on deposit in the reserve subaccount to make the required transfers. If on any payment date funds on deposit in the collection account are insufficient to make the transfers contemplated by clause (5) above, the note trustee will allocate the funds in the collection account among the classes pro rata, as specified in the prospectus supplement.



ACTIONS BY NOTEHOLDERS



     The certificate trustee, on behalf of the trust as sole initial holder of the notes, has the right to vote and give consents and waivers for modifications to any class of notes and to the provisions of other agreements under the note indenture. With some exceptions, the holders of a majority of the outstanding principal amount of the notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the note trustee, or exercising any trust or power conferred on the note trustee under the note indenture, provided that:



     - the direction shall not be in conflict with any rule of law or with the note indenture;



     - other than in the case of a default in the payment of any principal or redemption price or a default in the payment of interest on any note, any direction to the note trustee to sell or liquidate the note collateral shall be by the holders of 100% of the outstanding principal amount of the notes;



     - if the note trustee elects to maintain possession of the note collateral in compliance with the note indenture, then any direction to the note trustee by holders of notes representing less than 100% of the outstanding principal amount of the notes to sell or liquidate the note collateral shall be of no force and effect; and



     - the note trustee may take any other action deemed proper by the note trustee that is not inconsistent with the direction.


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


NOTE EVENTS OF DEFAULT; RIGHTS ON NOTE EVENT OF DEFAULT



     An event of default on the notes is defined in the note indenture as being:



     - a default in the payment of interest on any note that is not cured within five business days after the payment date;



     - a default in the payment of the then unpaid principal of any note on the final maturity date;



     - a default in the payment of the redemption price for any note on a redemption date;



     - a default in the observance or performance in any material respect of any covenant or agreement of the note issuer made in the note indenture, and which continues unremedied for 30 days after notice is given to the note issuer by the note trustee or to the note issuer and the note trustee by the holders of at least 25 percent in principal amount of the notes then outstanding;



     - any representation or warranty made by the note issuer in the note indenture or in any certificate delivered by the note issuer in connection with the note indenture proving to have been incorrect in a material respect when made and which continues unremedied for a period of 30 days after notice is given to the note issuer by the note trustee or to the note issuer and the note trustee by the holders of at least 25 percent in principal amount of the notes then outstanding; or



     - events of bankruptcy, insolvency, receivership or liquidation of the note issuer.



     If a note event of default should occur and be continuing on the notes, the note trustee or holders of not less than a majority in principal amount of the notes then outstanding may declare the notes to be immediately due and payable. Under circumstances set forth in the note indenture, the holders of a majority in principal amount of notes then outstanding may rescind the declaration.



     If the notes have been declared to be due and payable following a note event of default, the note trustee may, in its discretion, either sell the transition property or elect to maintain possession of the transition property and continue to apply payments arising from the RTC charge remitted to the note trustee as if there had been no declaration of acceleration. We expect that there will be a limited resale market, if any, for the transition property following a foreclosure because of the unique nature of the transition property as an asset and other factors discussed in this prospectus.



     In addition, the note trustee is prohibited from selling the transition property following a note event of default, other than a default in the payment of any principal or redemption price or a default in the payment of interest on any note, unless:



     - the holders of all the outstanding notes consent to the sale;



     - the proceeds of the sale are sufficient to pay in full the accrued interest on and the principal of the outstanding notes; or



     - the note trustee determines that the proceeds of the transition property would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the notes had not been declared due and payable, and the note trustee obtains the consent of the holders of 66 2/3 percent of the outstanding amount of the notes.



     In case a note event of default occurs and is continuing, the note trustee will be under no obligation to exercise any of the rights or powers under the notes at the request or direction of any of the holders of notes if the note trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that it might incur in complying with the request. The holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the note trustee and the holders of a majority in principal amount of the outstanding notes may, in some cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default arising from a covenant or provision of the note indenture that cannot be modified without the consent of all of the holders of the outstanding notes of all classes affected.



     No holder of any note will have the right to institute any proceeding on the notes, unless:



     - the holder previously has given to the note trustee written notice of a continuing event of default;



     - the holders of not less than 25 percent in principal amount of the outstanding notes have made written request of the note trustee to institute the proceeding in its own name as note trustee;



     - the holder or holders have offered the note trustee reasonable indemnity;



     - the note trustee has failed for 60 days after receipt of notice to institute a proceeding; and



     - no direction inconsistent with the written request has been given to the note trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes.



     In addition, the servicer will covenant that it will not at any time institute against the note issuer or the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.



COVENANTS OF THE NOTE ISSUER



     The note issuer may not consolidate with or merge into any other entity, unless:



     - the entity formed by or surviving a consolidation or merger of the note issuer is organized under the laws of the United States, any state or the District of Columbia;



     - the entity expressly assumes by an indenture supplemental to the note indenture the note issuer's obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the note issuer under the note indenture;



     - no event of default will have occurred and be continuing immediately after the merger or consolidation of the note issuer;



     - the transaction will not result in a reduction or withdrawal of the then current ratings on any class of notes or certificates;



     - the note issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the note issuer, the trust, any noteholder or any certificateholder and the consolidation or merger complies with the note indenture and all conditions precedent relating to the transaction have been complied with; and

     - any action as is necessary to maintain the lien and security interest created by the note indenture will have been taken.



     The note issuer may not convey or transfer any of its properties or assets to any person or entity, unless:


     (a) the person or entity acquiring the properties and assets:

        - is a United States citizen or an entity organized under the laws of the United States, any state or the District of Columbia;


        - expressly assumes by an indenture supplemental to the note indenture the note issuer's obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the note issuer under the note indenture;



        - expressly agrees by a supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of noteholders;



        - unless otherwise expressly waived by the note issuer, expressly agrees to indemnify, defend and hold harmless the note issuer against and from any loss, liability or expense arising under or related to the note indenture and the notes; and



        - expressly agrees by means of a supplemental indenture that the person (or if a group of persons, then one specified person) shall make all filings with the Securities and Exchange Commission (and any other appropriate person) required by the Securities Exchange Act of 1934 in connection with the notes;



     (b) no event of default under the note indenture will have occurred and be continuing immediately after the transaction;



     (c) the transaction will not result in a reduction or withdrawal of the then current ratings on any class of certificates;



     (d) the note issuer has received an opinion of counsel to the effect that the transaction will not have any material adverse tax consequence to the note issuer, the trust, any noteholder or any certificateholder and the conveyance or transfer complies with the note indenture and all conditions precedent relating to the transaction have been complied with; and



     (e) any action as is necessary to maintain the lien and security interest created by the note indenture shall have been taken.



     The note issuer will not, among other things:



     - except as expressly permitted by the note indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the note issuer, unless directed to do so by the note trustee;



     - claim any credit on, or make any deduction from the principal or interest payable on, the notes (other than amounts properly withheld under the Internal Revenue Code of 1986) or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed on any part of the note collateral;


     - terminate its existence, dissolve or liquidate in whole or in part;


     - permit the validity or effectiveness of the note indenture to be impaired;


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


     - permit the lien of the note indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations arising from the notes except as may be expressly permitted by the note indenture;



     - permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the note indenture or the statutory lien under the statute, to be created on or extend to or otherwise arise on or burden the note collateral or any part of it or any interest in it or the proceeds from it; or



     - except for the statutory lien under the statute, permit the lien of the note indenture not to constitute a valid first priority security interest in the note collateral.



     The note issuer may not engage in any business other than financing, purchasing, owning and managing the transition property in the manner contemplated by the note indenture and the other financing documents relating to the issuance of the notes and certificates and related activities. The note issuer will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the notes.



     The note issuer will not, except for any eligible investments as contemplated by the note indenture and the other financing documents relating to the issuance of the notes and certificates, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. The note issuer will not, other than expenditures in an annual amount not to exceed $[25,000], make any expenditure (by long-term or operating lease or otherwise) for capital assets (either real or personal property). The note issuer will not, directly or indirectly, make payments to or distributions from the collection account except in compliance with the note indenture and the other financing documents relating to the issuance of the notes and the certificates.



     The note issuer will not make any payments, distributions or dividends to any owner of beneficial interests in the note issuer arising from the beneficial interests in the note issuer if any note event of default has occurred and is continuing or if distributions cause the book value of the remaining equity in the note issuer to decline below 0.50 percent of the initial principal amount of the notes outstanding under the note indenture.



     The note issuer will deliver to, among others, the note trustee and the certificate trustee the annual accountant's certificates, compliance certificates, reports regarding distributions and statements to noteholders and the certificateholders required by the servicing agreement.



REPORTS TO NOTEHOLDERS



     On or prior to each payment date, the servicer will prepare and provide to the note issuer, the note trustee and the certificate trustee a statement to be delivered to the noteholders on the payment date. Each statement will include (to the extent applicable) the following information for a payment date or the period since the previous payment date, as applicable:



     - the amount of the distribution to noteholders allocable to principal;



     - the amount of the distribution to noteholders allocable to interest;

     - the outstanding principal balance of the notes, after giving effect to payments allocated to principal reported above; and



     - the difference, if any, between the outstanding principal balance of the notes and the principal amount scheduled to be outstanding on a payment date according to the expected amortization schedule.



     The note trustee will deliver to each holder of the notes information in the note trustee's possession that may be required to enable the holder to prepare its federal and state income tax returns. See "Federal Income Tax Consequences" and "State Taxation."


ANNUAL COMPLIANCE STATEMENT


     The note issuer will file annually with the note trustee, the certificate trustee, the state agencies and the nationally recognized statistical rating organizations rating the certificates a written statement as to whether it has fulfilled its obligations under the note indenture.


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


                        DESCRIPTION OF THE CERTIFICATES



     The trust will issue the certificates under the certificate indenture between the trust and The Bank of New York, a national banking association, acting as the certificate trustee. The following summary describes the material terms and provisions of the certificate indenture. The particular terms of the certificates of any class will be established in the certificate indenture. This summary is not complete. You should read this summary together with the prospectus supplement and the terms and provisions of the certificate indenture, a form of which is filed as an exhibit to the registration statement relating to this prospectus, before buying the certificates.



     Each class of certificates will represent a fractional undivided beneficial interest in the related class of notes and the proceeds thereof. Each certificate will be issued in the minimum denominations specified in the prospectus supplement. The trust may not issue any additional certificates under the certificate indenture.



     Each class of certificates will bear interest at the rate per annum borne by the related class of notes. See "Description of the Notes -- Interest and Principal." Payments of interest and principal made on any class of notes are required to be passed through to holders of the related class of certificates at the times and in the manner described below. See "-- Payments and Distributions" below and "Description of the Notes -- Interest and Principal."


PAYMENTS AND DISTRIBUTIONS


     The certificate trustee is scheduled to receive payments of interest on and principal of the notes on each payment date. The note trustee will make payments on the notes on any payment date as described under "Description of the Notes -- Allocations and Payments."



     The certificate trustee will distribute on each distribution date to the holders of each class of certificates all payments of interest on and principal of the related class of notes, other than payments received following a payment default on a class of notes, the receipt of which is confirmed by the certificate trustee by 1:00 p.m. New York City time on a distribution date or, if receipt is confirmed after 1:00 p.m. New York City time on a distribution date, then on the following business day. Each distribution, other than the final distribution for any certificate, will be made by the certificate trustee to the holders of record of the certificates of the applicable class on the record date for a distribution date. If a payment of principal or interest on any class of the notes, other than a payment received following a payment default on a class of notes, is not received by the certificate trustee on a distribution date but is received within five days thereafter, it will be distributed to the holders of record on the date receipt is confirmed by the certificate trustee, if receipt is confirmed by the certificate trustee by 1:00 p.m. New York City time or, if receipt is confirmed after 1:00 p.m. New York City time, then on the following business day. If payment is received by the certificate trustee after the five-day period, it will be treated as a payment received following a payment default on a class of notes and distributed as described below.



     Any payment received by the certificate trustee following a payment default on any class of notes ("Special Payments") will be distributed on the later of the date receipt is confirmed by the certificate trustee and the date on which any Special Payment is scheduled to be distributed by the certificate trustee (a "Special Distribution Date"). However, in the case of any Special Payment receipt of which is confirmed after 1:00 p.m. New York City time, a Special Payment will be distributed on the following business day.

The certificate trustee will mail notice to the holders of record of certificates of the applicable class as of the most recent record date not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed for certificates of a class stating the anticipated Special Distribution Date. Each distribution of any Special Payment will be made by the certificate trustee on the Special Distribution Date to the holders of record of the certificates of a class as of the most recent record date. See "-- Events of Default" below.



     The certificate indenture requires the certificate trustee to establish and maintain for each class of certificates, for the trust, and on behalf of the certificateholders, one or more non-interest bearing certificate accounts for the deposit of payments on the related class of notes. The certificate trustee is required to deposit any payments received by it arising from the notes in the appropriate certificate account. The certificate trustee will distribute all amounts so deposited to holders of the certificates on a distribution date or a Special Distribution Date, as appropriate, unless a different date for distribution of the amount is specified in the certificate indenture.



     At a time, if any, that the certificates are issued in registered form and not to the Depository Trust Company ("DTC") or its nominee, distributions by the certificate trustee from the certificate accounts on a distribution date or a Special Distribution Date will be made by check mailed to each holder of record of a certificate on the applicable record date at its address appearing on the register maintained for the certificates, or, on application by a holder of any certificates in the principal amount of $1,000,000 or more to the certificate trustee not later than the applicable record date, by wire transfer to an account maintained by the payee in New York, New York. The final distribution for the certificates, however, will be made only on presentation and surrender of the certificates at the office or agency of the certificate trustee specified in the notice given by the certificate trustee of the final distribution. The certificate trustee will mail notice of the final distribution to the certificateholders, specifying the date set for the final distribution and the amount of the final distribution.



     If any Special Distribution Date or other date specified in this prospectus for distribution of any distributions to certificateholders is not a business day, distributions scheduled to be made on a Special Distribution Date or other date may be made on the following business day and no interest shall accrue on the distribution during the intervening period.



VOTING OF THE CERTIFICATES



     The nominee for DTC as sole initial holder of the certificates, has the right to vote and give consents and waivers relating to any modifications to any class of certificates. With some exceptions, the holders of at least a majority of the outstanding principal amount of the certificates shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the certificate trustee, or exercising any trust or power conferred on the certificate trustee under the certificate indenture, including any right of the certificate trustee as holder of the notes, in each case unless a different percentage is specified in the certificate indenture; provided, however, that, among other things:



     - the direction shall not be in conflict with any rule of law or with the certificate indenture and would not involve the certificate trustee in personal liability or expense;


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


     - the certificate trustee shall not have determined that the action so directed would be unjustly prejudicial to the certificateholders not taking part in the direction; and



     - the certificate trustee may take any other action deemed proper by the certificate trustee that is not inconsistent with the direction.



If the certificate trustee is required to seek instructions from the holders of the certificates regarding any action or vote, the certificate trustee will take the action or vote for or against any proposal in proportion to the principal amount of the certificates taking the corresponding position.


EVENTS OF DEFAULT


     An event of default on the certificates under the certificate indenture is defined as the occurrence and continuance of a note event of default. For a description of the note events of default, see "Description of the Notes -- Note Events of Default; Rights On Note Event of Default."



     The certificate indenture provides that, if a note event of default occurs and is continuing, the certificate trustee may and, with the written direction of holders representing not less than a majority of the outstanding principal amount of the certificates, shall vote all the notes in favor of declaring the unpaid principal amount of the notes and accrued interest to be due and payable. In addition, the certificate indenture provides that, if a note event of default occurs and is continuing, the certificate trustee may and, with the written direction of holders representing not less than a majority of the outstanding principal amount of the certificates, shall vote all the notes in favor of directing the note trustee as to the time, method and place of conducting any proceeding for any remedy available to the note trustee, including the sale of any or all of the notes, without recourse to or warranty by the certificate trustee or any certificateholder, to any person or entity, or of exercising any trust or power conferred on the note trustee under the note indenture.



     Notwithstanding the foregoing, the certificate trustee may, but shall not be obligated to, refrain, in its sole discretion, from liquidating any notes if the certificate trustee determines that amounts receivable from the note collateral for the applicable class of notes will be sufficient to pay (a) all interest on and principal of that class of notes according to its terms without regard to any declaration of acceleration and (b) all sums due to the certificate trustee and any other administrative expenses specified in the certificate indenture.



     In addition, the certificate trustee is prohibited from selling any notes following note events of default, other than payment defaults, unless (x) the certificate trustee determines that the amounts receivable from the note collateral are not sufficient to pay in full the principal of and accrued interest on the notes and to pay all sums due to the certificate trustee and other administrative expenses specified in the certificate indenture and the certificate trustee obtains the written consent of holders of certificates representing 66 2/3 percent of the outstanding principal amount of certificates or (y) the certificate trustee obtains the written consent of holders of 100 percent of the outstanding principal amount of certificates. Any proceeds received by the certificate trustee on any sale will be deposited in the certificate account and will be distributed to the certificateholders on a Special Distribution Date.



     If a breach by The Commonwealth of Massachusetts of its pledge under the statute has occurred, then the certificate trustee, in its own name and as trustee of an express trust, as holder of the notes, shall be, to the extent permitted by state and federal law, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, to enforce the pledge and to collect any monetary damages as a result of a breach, and may prosecute any of these suits, actions or proceedings to final judgment or decree.



     Any funds (a) representing payments received arising from notes in default,
(b) representing the proceeds from the sale by the certificate trustee of any notes or (c) otherwise arising from a certificate event of default, held by the certificate trustee in the certificate account shall, to the extent practicable, be invested and reinvested by the certificate trustee in eligible investments permitted under the certificate indenture maturing in not more than 60 days or a lesser time as is required for the distribution of any funds on a Special Distribution Date, pending the distribution of the funds to certificateholders as described in this prospectus.



     The certificate indenture provides that, for the certificates of any class, within 30 days after the occurrence of any event that is, or after notice or lapse of time or both would become, a certificate event of default for a class of certificates, the certificate trustee will give to the trust, note trustee and the certificateholders notice, transmitted by mail, of all uncured or unwaived defaults known to it. Except in the case of a default relating to the payment of principal of or interest on any of the notes, however, the certificate trustee will be protected in withholding notice if in good faith it determines that the withholding of notice is in the interests of the certificateholders.



     The certificate indenture contains a provision entitling the certificate trustee to be indemnified by the certificateholders before proceeding to exercise any right or power under the certificate indenture at the request or direction of certificateholders.



     In some cases, the holders of certificates representing not less than a majority of the outstanding principal amount of the certificates may waive any certificate event of default and thereby annul any previous direction given by the certificate trustee with respect thereto, except a default:



     - in the deposit or distribution of any payment on the notes or Special Payment required to be made on any class of certificates;



     - in the payment of principal of or interest on any of the notes; or



     - arising from any covenant or provision of the certificate indenture that cannot be modified or amended without the consent of the holders of each certificate affected by a default.



With this direction, the certificate trustee shall vote a corresponding percentage of the notes in favor of the waiver. The notes provide that, with some exceptions, the holders of not less than a majority of the outstanding principal amount of the notes may waive any note event of default or any event that is, or after notice or passage of time, or both, would be, a note event of default.



     The trust may hold two or more classes of notes, each of which may have a different interest rate, a different or potentially different schedule for the repayment of principal and different rights in the security for the notes. Accordingly, the certificateholders of one class may have divergent or conflicting interests from the certificateholders of other classes. As a result, the note trustee and the certificate trustee may be required to seek the appointment of additional trustee(s) to represent the interests of one or more classes with divergent or conflicting interests.


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

REDEMPTION


     The trust will redeem the certificates if the notes are redeemed. The trust will give notice of redemption to each certificateholder to be redeemed by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the redemption date.



REPORTS TO CERTIFICATEHOLDERS



     On each distribution date, Special Distribution Date or any other date specified in the certificate indenture for distribution of any payments on any class of certificates, the certificate trustee will include with each distribution a statement setting forth the following information, in each case, to the extent received by the certificate trustee from the note trustee, no later than two business days prior to a distribution date, Special Distribution Date or other date specified herein for distribution:



     - the amount of the distribution to certificateholders allocable to principal and interest, in each case per $[1,000] original principal amount of each class of certificates;



     - the aggregate outstanding principal balance of the certificates, after giving effect to distributions allocated to principal reported above; and



     - the difference, if any, between the aggregate outstanding principal balance of the certificates and the principal amount scheduled to be outstanding on a distribution date according to the expected amortization schedule.



So long as the note trustee and the certificate trustee are the same, the note trustee will agree to prepare and provide the statements to the certificate trustee.



     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the notes, the certificate trustee will mail to each person or entity who at any time during a calendar year has been a certificateholder and received any distribution on the certificates, a statement containing information for the purposes of a certificateholder's preparation of federal and state income tax returns. See "Federal Income Tax Consequences" and "State Taxation."



SUPPLEMENTAL CERTIFICATE INDENTURES



     The certificate trustee and the Delaware trustee, on behalf of the trust, will, from time to time, and without the consent of the certificateholders, enter into one or more agreements supplemental to the certificate indenture to:



     - add to the covenants of the trust for the benefit of the certificateholders, or to surrender any right or power in the certificate indenture conferred on the trust;



     - correct or supplement any provision in the certificate indenture or in any supplemental certificate indenture that may be defective or inconsistent with any other provision in the certificate indenture or in any supplemental agreement or to make any other provisions regarding matters or questions arising under the certificate indenture; provided that none of these actions shall adversely affect in any material respect the interests of the certificateholders;


     - cure any ambiguity or correct any mistake; or


     - qualify, if necessary, the certificate indenture, including any supplemental certificate indenture, under the Trust Indenture Act of 1939.


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


     In addition, the certificate trustee and the Delaware trustee will, with the consent of certificateholders holding not less than a majority of the outstanding principal amount of the certificates of all affected classes, enter into one or more certificate indentures supplemental to the certificate indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the certificate indenture. However, no supplemental certificate indenture may, among other things, without the consent of each certificateholder affected thereby:



     - change any date of payment on any certificate, or change the place of payment where, or the currency in which, any certificate is payable, or impair the right to sue for the enforcement of any payment or distribution on or after the distribution date, Special Distribution Date or other date specified in the prospectus;



     - permit the disposition of any note held by the trust except as permitted by the certificate indenture, or otherwise deprive any certificateholder of the benefit of the ownership of the related notes held by the trust;



     - modify the provisions in the certificate indenture relating to amendments with the consent of certificateholders, except to increase the percentage vote necessary to approve amendments or to add further provisions which cannot be modified or waived without the consent of all certificateholders; or



     - adversely affect the status of the trust as a grantor trust not taxable as a corporation for federal income tax purposes.



Promptly following the execution of any amendment to the certificate indenture (other than an amendment described in the preceding paragraph), the certificate trustee will furnish written notice of the substance of an amendment to each certificateholder.



LIST OF CERTIFICATEHOLDERS



     With the written request of any certificateholder or group of certificateholders of record holding certificates evidencing not less than ten percent of the outstanding principal amount of the certificates, the certificate trustee will give a certificateholder or certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders about their rights under the certificate indenture.



     Neither the declaration of trust nor the certificate indenture provides for any annual or other meetings of certificateholders.



REGISTRATION AND TRANSFER OF THE CERTIFICATES



     If so specified in the prospectus supplement, the certificates will be issued in definitive form and will be transferable and exchangeable at the office of the registrar identified in the prospectus supplement. No service charge will be made for any registration or transfer of the certificates, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.



BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES



     One or more classes of the certificates will be issued as book-entry certificates, and these classes will be represented by one or more certificates registered in the name of a nominee for the depository, DTC.


     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").


     Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these beneficial owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, beneficial owners will receive payments after a distribution date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC, on a distribution date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or beneficial owners. The only registered certificateholder will be Cede & Co., as nominee of DTC, and the beneficial owners will not be recognized by the certificate trustee as certificateholders under the certificate indenture. Beneficial owners will be permitted to exercise the rights of certificateholders under the certificate indenture, only indirectly through the Participants who in turn will exercise their rights through DTC.



     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts regarding the book-entry certificates and is required to receive and transmit distributions of interest on and principal of the book-entry certificates. Participants and Indirect Participants with which beneficial owners have accounts for book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective beneficial owners.



     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and banks, the ability of a beneficial owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions arising from its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing its interest.



     DTC has advised the certificate trustee that it will take any action permitted to be taken by a certificateholder under the certificate indenture only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.



     CEDEL holds securities for the CEDEL Participants and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is regulated by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may


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include the underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.


     The Euroclear System was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by the Euroclear Operator (or Euroclear), under contract with the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.



     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.



     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipt of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.



     Distributions for certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in compliance with the relevant system's rules and procedures. These distributions will be subject to tax reporting in compliance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." CEDEL will take any other action permitted to be taken by a certificateholder under the certificate indenture on behalf of a CEDEL Participant and the Euroclear Operator will take any other action permitted to be taken by a certificateholder under the certificate indenture on behalf of a Euroclear Participant only under its relevant rules and procedures and limited by its depositary's ability to effect these actions on its behalf through DTC.



     Cede, as nominee for DTC, will hold the certificates. CEDEL will hold omnibus positions in the certificates on behalf of the CEDEL Participants and Euroclear will hold omnibus positions in the certificates on behalf of the Euroclear Participants, in each case through customers' securities accounts in their names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC.

     Transfers between the Participants will comply with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will comply with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC under DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system according to its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to their depositaries.

     Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credit or any transactions in the securities settled during the processing will be reported to the relevant CEDEL Participant or Euroclear Participant on that business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.


     If any of DTC, Cedel or Euroclear should discontinue its services, the certificate trustee would seek an alternative depository, if available, or cause the issuance of definitive certificates to the owners of certificates or their nominees in the manner described below.



     Definitive certificates initially issued in book-entry form will be issued to beneficial owners or their nominees, rather than to DTC or its nominee only if:



     - the DTC advises the certificate trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the certificates and the certificate trustee is unable to locate a qualified successor; or



     - after the occurrence of an event of default under the certificate indenture, holders of certificates representing not less than 50 percent of the outstanding principal amount of certificates advise DTC in writing that the continuation of a book-entry system through DTC is no longer in the best interests of certificateholders.



     If either of the events described in the immediately preceding paragraph occurs, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the beneficial owners. With the surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the certificate trustee will issue (or cause to be issued) to the beneficial owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the certificate trustee will recognize the holders of the Definitive Certificates as certificateholders under the certificate indenture.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL


     The following is a summary of the material federal income tax consequences to certificateholders, and is based on the opinion of Palmer & Dodge LLP. Palmer & Dodge LLP has advised the Trust that the description of those material federal income tax consequences in this summary is accurate in all material respects. The opinion of Palmer & Dodge LLP is based on some assumptions and is limited by some qualifications stated in this discussion or in that opinion. This discussion is based on current provisions of the Code, currently applicable Treasury regulations, and judicial and administrative rulings and decisions. Legislative, judicial or administrative changes could alter or modify the statements and conclusions in this discussion. Any legislative, judicial or administrative changes or new interpretations may be retroactive and could affect tax consequences to certificateholders.



     This discussion applies to certificateholders who acquire the certificates at original issue for cash equal to the issue price of those certificates and hold the certificates as capital assets. This discussion does not address all of the tax consequences relevant to a particular certificateholder in light of that certificateholder's circumstances, and some certificateholders may be subject to special tax rules and limitations not discussed below (e.g., life insurance companies, tax-exempt organizations, financial institutions, dealers in securities, S corporations, taxpayers subject to the alternative minimum tax provisions of the Code, broker-dealers, and persons who hold the certificates as part of a hedge, straddle, "synthetic security", or other integrated investment, risk reduction or constructive sale transaction). This discussion also does not address the tax consequences to nonresident aliens, foreign corporations, foreign partnerships or foreign trusts that are subject to U.S. federal income tax on a net basis on income with respect to a certificate because that income is effectively connected with the conduct of a U.S. trade or business. Those holders generally are taxed in a manner similar to U.S. Certificateholders; however, special rules not applicable to U.S. Certificateholders may apply. In addition, except as described below, this discussion does not address any tax consequences under state, local or foreign tax laws. CONSEQUENTLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISER TO DETERMINE THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.



In addition, as provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as U.S. Persons prior to that date, may elect to continue to be treated for federal income tax purposes as U.S. Persons.



     This discussion assumes that each certificate is issued in registered form. Moreover, this discussion assumes that any original issue discount on the certificates (i.e., any excess of the stated redemption price at maturity of the certificate over its issue price) is less than a statutory minimum amount (equal to 0.25 percent of its stated redemption price at maturity multiplied by the certificate's weighted average maturity), all as provided in the Treasury's original issue discount regulations.



TREATMENT OF THE CERTIFICATES



     The seller has received a ruling from the Internal Revenue Service holding that the notes are obligations of the seller for federal income tax purposes. Palmer & Dodge LLP will opine that the trust will not be a business entity classified as a corporation or a publicly traded partnership treated as a corporation, but will be treated as a grantor trust.

Further, Palmer & Dodge LLP will opine that each class of certificates will evidence ownership of a fractional undivided beneficial interest in the related class of notes.



TAXATION OF U.S. CERTIFICATEHOLDERS


  PAYMENTS OF INTEREST


     Assuming, according to Palmer & Dodge LLP's opinion, that the certificates represent ownership of undivided interests in the related notes for federal income tax purposes, stated interest on the certificates will be taxable as ordinary interest income when received or accrued by U.S. Certificateholders under their method of accounting. Generally, interest received on the certificates will constitute "investment income" for purposes of Code limitations on the deductibility of investment interest expense.


  ORIGINAL ISSUE DISCOUNT


     As noted above, this discussion assumes that any original issue discount on the certificates is less than the statutory minimum amount. Accordingly, unless a special election is made to treat all interest on a certificate as original issue discount, any original issue discount generally will be taken into income by a U.S. Certificateholder as gain from the retirement of a certificate (as described below under "-- Sale or Other Taxable Disposition of Certificates") ratably as principal payments are made on the Certificates.


  MARKET DISCOUNT AND PREMIUM


     If a U.S. Certificateholder purchases (including a purchase at original issuance for a price less than the issue price) a certificate for an amount that is less than the principal balance of the certificate, the difference will be treated as "market discount" unless it is less than a statutory minimum amount. This market discount will generally be treated as accruing ratably on the certificate during the period from the date of acquisition to the maturity date of the certificate, unless the U.S. Certificateholder makes an election to accrue the market discount on a constant yield to maturity basis. The U.S. Certificateholder will be required to treat any principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of the certificate as ordinary income to the extent of the lesser of:


     - the amount of the payment or gain; or

     - the market discount which is treated as having accrued on the Certificate at the time of the payment or disposition and which has not previously been included in income.


In addition, a U.S. Certificateholder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a certificate with market discount, until the maturity of the certificate or its earlier disposition in a taxable transaction.


     In the alternative, a U.S. Certificateholder may elect to include market discount in income currently as it accrues on either a ratable or semiannual compounding basis, in which case the rules described above will not apply. The election to include market discount in income as it accrues will apply to all market discount instruments acquired by the U.S. Certificateholder on or after the first day of the taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. Generally, currently included market discount is treated as ordinary interest for United States federal income tax purposes.

     A purchaser who acquires a certificate at a premium (i.e., at a purchase price greater than the principal balance) may elect to offset the premium against interest income on the certificate on a constant yield to maturity basis. Any amortized premium will reduce the adjusted basis of the certificate. If the certificate is redeemed before maturity for a price less than the adjusted basis of the certificate, a U.S. Certificateholder will be allowed an ordinary loss deduction for the unamortized premium. An election to amortize bond premium applies to all bonds acquired by a U.S. Certificateholder on or after the first day of the taxable year to which the election applies and can be revoked only with the consent of the Internal Revenue Service.


SALE OR OTHER TAXABLE DISPOSITION OF CERTIFICATES


     If there is a sale, exchange, redemption, retirement or other taxable disposition of a certificate, a U.S. Certificateholder generally will recognize gain or loss equal to the difference between (a) the amount of cash and the fair market value of any other property received (other than amounts attributable to, and taxable as, accrued stated interest) and (b) the U.S. Certificateholder's adjusted tax basis in the certificate. The adjusted tax basis in the certificate generally will equal its cost, increased by any original issue discount or market discount included in income with respect to the certificate prior to its disposition and reduced by any payments reflecting principal or original issue discount previously received with respect to the certificate and any amortized premium. Although the market discount rules may apply, gain or loss generally will be capital gain or loss if the certificate was held as a capital asset.


NON-U.S. CERTIFICATEHOLDERS


     In general, a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding tax on interest (including original issue discount) on a certificate unless:



     - the non-U.S. Certificateholder is a controlled foreign corporation that is related to the seller through stock ownership;


     - the non-U.S. Certificateholder is a bank which receives interest as described in Code Section 881(c)(3)(A); or


     - the non-U.S. Certificateholder actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the seller entitled to vote.



In order for interest payments to qualify for the exemption from U.S. taxation described above, the Withholding Agent must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that:



     - is signed by the non-U.S. Certificateholder under penalty of perjury;


     - certifies that the non-U.S. Certificateholder is not a U.S. Person; and

     - provides the name and address of the non-U.S. Certificateholder.


     The statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Certificateholder must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a certificate is held through a securities clearing organization or other financial institution, the organization or institution may provide a signed statement to the Withholding Agent certifying under penalties of perjury that the Form W-8 (or suitable substitute) has been received by it from the Certificateholder or from another qualifying financial institution. However, in that case, the signed statement must be accompanied by a copy of the Form W-8 or substitute form provided by the non-U.S. Certificateholder to the organization or institution holding the certificate on behalf of the non-U.S. Certificateholder.



     Generally, any gain or income realized by a non-U.S. Certificateholder from the sale, exchange, redemption, retirement or other disposition of a certificate (other than gain attributable to accrued interest or original issue discount, which is addressed above) will not incur U.S. federal income tax liability, provided, in the case of a certificateholder who is an individual, that the certificateholder is not present in the United States for 183 or more days during the taxable year in which a disposition of a certificate occurs. Exceptions may be applicable, and non-U.S. Certificateholders should consult a tax adviser regarding the tax consequences of a disposition of a certificate.


INFORMATION REPORTING AND BACKUP WITHHOLDING


     Some certificateholders may be subject to backup withholding at the rate of 31% on interest (including original issue discount) and proceeds received from the disposition of a certificate. Generally, backup withholding will apply if the certificateholder fails to provide identifying information (such as the payee's taxpayer identification number) in the manner required, or if the payee has failed to report properly the receipt of reportable interest or dividend payments and the Internal Revenue Service has notified the payor that backup withholding is required. Some certificateholders (including, among others, corporations and some tax-exempt organizations) generally are not subject to backup withholding.



     Backup withholding and information reporting generally will not apply to a certificate issued in registered form that is beneficially owned by a non-U.S. Certificateholder if the certification of non-U.S. status is provided to the Withholding Agent as described above in "-- Non-U.S. Certificateholders," as long as the payor does not have actual knowledge that the certificateholder is a U.S. Person. The Withholding Agent may be required to report annually to the Internal Revenue Service and to each non-U.S. Certificateholder the amount of interest paid to, and the tax withheld, if any, for each non-U.S. Certificateholder.



     If payments of principal and interest are made to the beneficial owner of a certificate by or through the foreign office of a custodian, nominee or other agent of that beneficial owner, or if the proceeds of the sale of certificates are made to the beneficial owner of a certificate through a foreign office of a "broker" (as defined in the pertinent Treasury regulations), the proceeds will not be subject to backup withholding (absent actual knowledge that the payee is a U.S. Person). Information reporting (but not backup withholding) will apply, however, to a payment by a foreign office of a custodian, nominee, agent or broker that:


     - is a U.S. Person;

     - is a controlled foreign corporation for U.S. federal income tax purposes; or


     - derives 50% or more of its gross income from the conduct of a U.S. trade or business for a specified three-year period, unless the broker has in its records documentary evidence that the holder is a non-U.S. Certificateholder and other conditions are met (including that the broker has no actual knowledge that the certificateholder is a U.S. Certificateholder) or the certificateholder otherwise establishes an exemption.



Payment through the U.S. office of a custodian, nominee, agent or broker is subject to both backup withholding at a rate of 31% and information reporting, unless the certificateholder certifies that it is a non-U.S. Person under penalties of perjury or otherwise establishes an exemption.



     Any amounts withheld under the backup withholding rules from a payment to a certificateholder would be allowed as a refund or a credit against that certificateholder's U.S. federal income tax, provided that the required information is furnished to the Internal Revenue Service.



     Regulations regarding the withholding and information reporting rules discussed above were issued by the Treasury Department in October 1997. In general, the regulations did not significantly alter the substantive withholding and information reporting requirements but rather unified the prior certification procedures and forms and clarified reliance standards. In addition, the regulations permit the shifting of primary responsibility for withholding to financial intermediaries acting on behalf of beneficial owners. The regulations are generally effective for payments made after December 31, 2000, although there are transition rules. Under the regulations, new forms generally will have to be solicited from U.S. Certificateholders earlier than replacements for expiring existing forms otherwise would have been solicited. You should consult your tax adviser about the impact, if any, of the regulations.


                                 STATE TAXATION


     In the opinion of Palmer & Dodge LLP, interest on the certificates and any profit on the sale of the certificates are exempt from Massachusetts personal income taxes, and the certificates are exempt from Massachusetts personal property taxes. Palmer & Dodge LLP has not opined and will not opine as to other Massachusetts tax consequences arising with respect to the certificates. You should be aware, however, that the certificates are included in the measure of Massachusetts estate and inheritance taxes and the certificates and the interest on the certificates are included in the measure of Massachusetts corporate excise and franchise taxes. This discussion does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of the certificates under any state or local tax law other than that of The Commonwealth of Massachusetts. You should consult your tax adviser regarding state and local tax consequences.


                              ERISA CONSIDERATIONS


     ERISA and/or Section 4975 of the Code impose restrictions and requirements on Plans, and on persons who are fiduciaries for Plans in connection with the investment of Plan Assets. Generally, any person who has discretionary authority or control over the management or disposition of Plan Assets, and any person who provides investment advice about Plan Assets for a fee or other consideration, is a fiduciary for those Plan Assets. For those Plans that are governed by ERISA, ERISA imposes on Plan fiduciaries specific fiduciary responsibilities, including investment prudence, diversification and investing according to the documents governing the Plan.


PROHIBITED TRANSACTIONS


     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and Parties in Interest, unless a statutory or administrative exemption applies. Parties in Interest and Plan fiduciaries that participate in a prohibited transaction may be liable for penalties under ERISA and/or excise taxes imposed under Section 4975 of the

Code. These prohibited transactions generally are described in Section 406 of ERISA and Section 4975 of the Code.



     Some governmental and church plans are not governed by ERISA or Section 4975 of the Code. The prohibited transaction provisions described above do not apply to these plans. If a plan is exempt from taxation under Section 501(a) of the Code as a plan described in Section 401(a) of the Code, however, it may lose its tax exemption if it engages in a prohibited transaction described in Section 503 of the Code.



     Any fiduciary or other Plan investor considering whether to purchase the certificates on behalf of a Plan or with Plan Assets should determine whether the purchase is consistent with its fiduciary duties and whether the purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code because Boston Edison, the certificate trustee, the underwriters or any of their affiliates is a Party in Interest under the investing plan and may be deemed to be benefiting from the issuance of the certificates. In particular, the certificates may not be purchased with Plan Assets if any of Boston Edison, the certificate trustee, the underwriters or any of their affiliates:



     - has investment or administrative discretion over the Plan Assets used to effect the purchase;



     - has authority or responsibility to give, or regularly gives, investment advice regarding the Plan Assets, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the Plan Assets, and will be based on the particular investment needs of the Plan; or



     - unless exemptive relief applies under a Department of Labor Prohibited Transaction Exemption, is an employer maintaining or contributing to the Plan.



Each purchaser of the certificates will be deemed to have represented and warranted that its purchase of the certificates or any interest in the certificates does not violate the limitations described above.


PLAN ASSET REGULATION


     The certificates are likely to be treated as "equity interests" in the trust under a plan asset regulation issued by the Department of Labor, which provides that beneficial interests in a trust are equity interests. Generally, the plan asset regulation provides that if Plans acquire a "significant" equity interest in an entity, the entity may be considered to hold Plan Assets. Therefore, if the certificates are purchased with Plan Assets, the assets of the trust may be deemed Plan Assets of the investing Plans which, in turn, would subject the trust and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Even though only minimal administrative activity is expected at the trust level, it is likely that the trust will interact with Boston Edison, the certificate trustee, the underwriters and their affiliates. If Boston Edison, the certificate trustee, the underwriters or any of their affiliates is a Party in Interest to a Plan that purchases certificates, violations of the prohibited transaction rules could occur at the trust level, unless a statutory or administrative exemption applies or an exception applies under the plan asset regulation.



     Before purchasing any certificates, a Plan fiduciary, other Plan investor or Party in Interest should consider whether a prohibited transaction might arise by reason of any relationship between the investing Plan and Boston Edison, the certificate trustee, the underwriters or any of their affiliates. The Department of Labor has issued some class exemptions that may afford exemptive relief for otherwise prohibited transactions arising from the purchase or holding of the certificates, including Department of Labor Prohibited Transaction Exemptions 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Investment Managers); 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts); 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts); and 84-14 (Class Exemption for Plan Assets Transactions Determined by Independent Qualified Professional Asset Managers). A purchaser of the certificates should be aware, however, that even if the conditions specified in one or more of the above exemptions are met, the scope of the relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.



     Plans would not have a "significant" equity interest in the trust, and application of the plan asset regulation would be avoided, if Benefit Plan Investors (as defined in the plan asset regulation) own less than 25% of each class of equity in the trust. However, there is no commitment to limit purchases of certificates by Benefit Plan Investors in this manner.


CONCLUSION


     In light of the foregoing, Plan fiduciaries or other Plan investors considering whether to purchase the certificates with Plan Assets of any Plan and Parties in Interest should consult their own legal advisors regarding whether the trust assets would be considered Plan Assets, the consequences that would apply if the trust assets were considered Plan Assets, and the availability of exemptive relief from the prohibited transaction rules or an exception under the Plan Asset Regulation. Fiduciaries and other Plan investors should also consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of Plan Assets in the certificates. Among other factors, fiduciaries and other Plan investors should consider whether the investment:


     - satisfies the diversification requirement of ERISA or other applicable law;

     - complies with the Plan's governing instruments; and

     - is prudent in light of the "Risk Factors" and other factors discussed in this prospectus.

                                USE OF PROCEEDS


     The trust will use the net proceeds received from the sale of the certificates to purchase the notes from the note issuer. The note issuer will use the net proceeds from the sale of the notes to purchase the transition property from the seller and to pay the costs of issuing the notes and the certificates. The seller will use the net proceeds from the sale of the transition property for general corporate purposes and to repay outstanding debt and reduce the amount of outstanding equity.


                              PLAN OF DISTRIBUTION


     The trust may sell the certificates to or through the underwriters named in the prospectus supplement by a negotiated firm commitment underwriting and public reoffering by the underwriters or another underwriting arrangement that may be specified in the prospectus supplement or the trust may offer or place the certificates either directly or through agents. The note issuer and the trust intend that certificates will be offered through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the certificates may be made through a combination of these methods.



     The distribution of certificates may be effected in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.



     In connection with the sale of the certificates, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell certificates to dealers at prices less a concession. Underwriters may allow, and the dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the certificates may be deemed to be underwriters and any discounts or commissions received by them from the trust and any profit on the resale of the certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any of these underwriters or agents, and describe any compensation we give them, in the prospectus supplement.


                                 LEGAL MATTERS


     Certain legal matters relating to the notes will be passed on by Ropes & Gray, Boston, Massachusetts, counsel to the seller and the note issuer. Certain legal matters relating to the certificates and certain federal and state income tax consequences of the issuance of the certificates will be passed upon by Palmer & Dodge LLP, Boston, Massachusetts, counsel to the trust, and Krokidas & Bluestein LLP, Boston, Massachusetts, co-counsel to the trust. Certain legal
matters relating to the certificates will be passed upon by [               ],
Wilmington, Delaware, Delaware counsel to the trust, and by Brown & Wood LLP, San Francisco, California, counsel to the underwriters.


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                                    GLOSSARY



     As used in this prospectus the terms below have the following meanings:



     CEDEL -- Cedel Bank, a societe anonyme incorporated under the laws of Luxembourg as a professional directory



     CEDEL Participants -- participating organizations in CEDEL



     Code -- The Internal Revenue Code of 1986



     Cooperative -- Euroclear Clearance System, S.C., a Belgium cooperative corporation



     Definitive Certificates -- certificates issued in fully registered, certificated form



     DTC -- The Depository Trust Company



     ERISA -- the Employee Retirement Income Security Act of 1974



     Euroclear Operator or Euroclear -- Morgan Guaranty Trust Company of New York, Brussels, Belgium office



     Euroclear Participants -- participants of the Euroclear System



     Indirect Participants -- banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial relationship with a DTC participant either directly or indirectly



     Moody's -- Moody's Investors Service, Inc.



     Non-U.S. Certificateholder -- a beneficial owner of a certificate that is not a U.S. Certificateholder



     Participant -- an organization that participates in DTC



     Parties in Interest -- "parties in interest" under ERISA and "disqualified persons" under the Code



     Plan Assets -- assets of Plans



     Plans -- employee benefit plans and other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some collective investment funds and insurance company general or separate accounts in which the assets of these plans, accounts or arrangements are invested



     RTC charge -- a portion, which may become all, of Boston Edison's transition charge, authorized by the financing order to recover the transition costs specified in the financing order



     Special Distribution Date -- the later of the date on which any Special Payment is confirmed to be received by the certificate trustee, or the date the Special Payment is scheduled to be delivered to the certificate trustee



     Special Payment -- any payment received by the certificate trustee following a payment default on any class of notes



     S&P -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc.



     Terms and Conditions -- the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgium law



     U.S. Certificateholder -- a beneficial owner of a certificate that is a U.S. Person

     U.S. Person --



        - a citizen or resident of the Unites States;



        - a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States, or under the laws of the United States or of any state (including the District of Columbia);



        - a partnership (or entity treated as a partnership for tax purposes) organized in the United States, or under the laws of the United States or of any state (including the District of Columbia) unless provided otherwise by future Treasury regulations;



        - an estate the income of which is includible in gross income for U.S. Federal income tax purposes regardless of its source;



        - or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.



     Withholding Agent -- the last U.S. Person in the chain of payment of interest payments prior to payment to a non-U.S. Certificateholder

                        [INDEX TO FINANCIAL STATEMENTS]

                                 [WATERMARK]


           $[                           ] RATE REDUCTION CERTIFICATES


                               MASSACHUSETTS RRB
                          SPECIAL PURPOSE TRUST BEC-1

                           Issuer of the Certificates


                                 [LIST CLASSES]

                                BEC FUNDING LLC

                                Issuer of Notes


                             BOSTON EDISON COMPANY
                              Seller and Servicer

                          ----------------------------

                             PROSPECTUS SUPPLEMENT

                          ----------------------------

                                LEHMAN BROTHERS

                              GOLDMAN, SACHS & CO.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates, except the Securities and Exchange Commission registration fee.


ITEM                                                    AMOUNT
----                                                    -------
Securities and Exchange Commission Registration Fee...  $
Blue Sky Fees and Expenses............................
Printing and Engraving Expenses.......................
Trustees' Fees and Expenses...........................
Accountants' Fees and Expenses........................
Legal Fees and Expenses...............................
Rating Agency Fees....................................
Public Agency Fees....................................
Miscellaneous Fees and Expenses.......................
                                                        -------
          Total.......................................  $
                                                        =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may and has the power to indemnify and hold harmless any member or other person from and against any and all claims and demands whatsoever.


     Sections 10.01 and 10.02 of the Limited Liability Company Agreement of the
note issuer provide that, to the fullest extent permitted by applicable law, the note issuer shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including actions by or in the right of the note issuer to procure a judgment in its favor) by reason of the fact that he is or was a director, manager, officer, employee or agent of the note issuer, or is or was serving at the request of the note issuer as a manager, director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, proceeding or in enforcing such person's right to indemnification hereunder, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the note issuer, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the note issuer unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the note issuer, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


     Section 67 of the Massachusetts Business Corporation Law provides that a corporation may indemnify its directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or other agents of another organization to the extent specified in the corporation's Articles of Organization, or in a Bylaw or vote adopted by a majority of the stockholders.

     BEC Funding LLC has directors' and officers' liability insurance policies in force insuring directors and officers of BEC Funding LLC.


     Under Section 9 of its Bylaws, Boston Edison Company indemnifies, to the extent legally permissible, each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person's being or having been such a director, officer or trustee, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation. The note issuer believes that the officers and the non-independent directors of the note issuer are serving at the request of Boston Edison Company and are therefore entitled to such indemnity from Boston Edison Company.


     Boston Edison Company has directors' and officers' liability insurance policies in force insuring directors and officers of Boston Edison Company and its subsidiaries.

ITEM 16.  EXHIBITS.


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  1.1     Form of Underwriting Agreement.*
  3.1     Certificate of Formation of the Registrant.+
  3.2     Limited Liability Company Agreement of the Registrant.+
  4.1     Form of Note Indenture.*
  4.2     Form of Certificate Indenture.*
  4.3     Form of Declaration of Trust.
  4.4     Form of Note.*
  4.5     Form of Rate Reduction Certificate.*

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  5.1     Opinion of Ropes & Gray with respect to legality of the
          Notes.*
  5.2     Opinion of [               ] with respect to legality of the
          Rate Reduction Certificates.*
  8.1     Opinion of Palmer & Dodge LLP with respect to federal and
          state tax matters and certain constitutional law matters.*
 10.1     Form of Transition Property Purchase and Sale Agreement.*
 10.2     Form of Transition Property Servicing Agreement.*
 10.3     Form of Note Purchase Agreement.*
 10.4     Form of Administration Agreement.*
 10.5     Form of Fee and Indemnity Agreement.
 23.1     Consent of Ropes & Gray (contained in its opinion to be
          filed as Exhibit 5.1).*
 23.2     Consent of Palmer & Dodge LLP (contained in its opinion to be filed as Exhibit 8.1).*
 23.3     Consent of PricewaterhouseCoopers LLP.*
 25.1     Statement of Eligibility and Qualification of Note Trustee
          on Form T-1.*
 25.2     Statement of Eligibility and Qualification of Certificate
          Trustee on Form T-1.*
 27.1     Financial Data Schedule.*
 99.1     Application for Financing Order.+
 99.2     Financing Order.


-------------------------

* To be filed by amendment.


+ Previously filed.


ITEM 17.  UNDERTAKINGS.


     The undersigned Registrant, on behalf of Massachusetts RRB Special Purpose Trust BEC-1, hereby undertakes as follows:


     (a)(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), with respect to the Trust that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


     (d) The undersigned Registrant hereby undertakes that:


          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on this 26 day of May, 1999.


                                      BEC FUNDING LLC,
                                      as Registrant

                                      By:        EMILIE G. O'NEIL
                                         ---------------------------------------
                                          Name: Emilie G. O'Neil
                                          Title: Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                     TITLE                       DATE
                ---------                                     -----                       ----

          ROBERT J. WEAFER, JR.               President and Director (principal       May 26, 1999
------------------------------------------      executive officer)
          Robert J. Weafer, Jr.

             EMILIE G. O'NEIL                 Vice President, Treasurer and Director  May 26, 1999
------------------------------------------      (principal financial and accounting
             Emilie G. O'Neil                   officer)

               JAMES JUDGE                    Director                                May 26, 1999
------------------------------------------
               James Judge

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
  4.3      Form of Declaration of Trust
 10.5      Form of Fee and Indemnity Agreement
 99.2      Financing Order